Exhibit 10.2

Execution Version

SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT

DATED AS OF JULY 30, 2026

BY AND BETWEEN

MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED, as Bank

AND

each entity that signs as Borrower, as Borrower

i

ii

iii

THIS SEVENTH AMENDED AND RESTATED CREDIT FACILITY AGREEMENT (as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time, this “Agreement”), dated as of July 30, 2026 by and between each entity that signs this agreement as Borrower (each, the “Borrower”) and MUFG Alternative Fund Services (Cayman) Limited a company incorporated in the Cayman Islands whose registered office is at 205 Elgin Avenue, Pavilion East, Cricket Square, 4th Floor, P.O. Box 852, George Town, Grand Cayman KY1-1103, CAYMAN ISLANDS (the “Bank”) amends and restates in its entirety that Sixth Amended and Restated Credit Facility Agreement dated as of May 9, 2025, which amended and restated that Fifth Amended and Restated Credit Facility Agreement dated as of June 14, 2024, which amended and restated that Fourth Amended and Restated Credit Facility Agreement dated as of December 21, 2023, which amended and restated that Third Amended and Restated Credit Facility Agreement dated as of October 16, 2023, which amended and restated that Second Amended and Restated Credit Facility Agreement dated as of May 27, 2022, which amended and restated that Amended and Restated Credit Facility Agreement dated as of July 24, 2019, which amended and restated that Credit Facility Agreement dated as of May 29, 2019 (the “Original Agreement Date”) by and among the Borrower and the Bank (as amended, supplemented or otherwise modified from time prior to the Restatement Effective Date (as hereinafter defined), the “Original Agreement”).

WHEREAS, the Borrower has requested the Bank to make short term senior secured loans in an aggregate principal amount not to exceed at any one time the facility amount for cash management, investment and foreign exchange settlement purposes of the Borrower, and the Bank is prepared to make such loans upon the terms and conditions set forth herein.

WHEREAS, the Borrower and the Bank wish to amend and restate the Original Agreement in its entirety, in each case subject to the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I. DEFINITIONS AND INTERPRETATION

Section 1.01 Separate Agreement.

Each entity that executes this Agreement as a Borrower shall be referred to individually as the Borrower. It is understood and agreed that this document is in the form of a single document for the purposes of administrative convenience and to avoid a multiplicity of documents and shall constitute a separate agreement between the Bank, on the one hand, and each such entity signing as Borrower, on the other hand, as if each such Borrower had executed a separate document naming only itself as the Borrower. No Borrower shall have any liability under this document for the obligations of any other Borrower. All calculations hereunder shall relate solely to a single Borrower and not to the Borrowers in the aggregate. In addition, no Default or Event of Default hereunder by a Borrower shall result in a Default or Event of Default by any other Borrower or give rise to any rights of the Bank against any other Borrower. With respect to any particular Borrower, references to the Agreement and the Supplemental Terms Schedule shall be deemed to refer to this Agreement and the particular Borrower’s Supplemental Terms Schedule as prepared for the particular Borrower. For the avoidance of doubt, the obligations of the various Borrowers are not subject to cross-collateralization to the security interests of any other Borrower in any respect.

Section 1.02 Definitions.

The following terms are used in this Agreement with the meanings herein specified, unless such term is otherwise defined in the Borrower’s Supplemental Terms Schedule:

“Acceptable Coverage Level” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Accrued Loan Amount” means, at any time, the aggregate outstanding principal amount at such time of all Advances after giving effect to any borrowings, including amounts capitalized pursuant to Sections 3.10(d) and (e) hereunder, and prepayments or repayments, plus all accrued and unpaid interest in respect thereof.

“Additional Certified Documents” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Additional Closing Requirements” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Additional Security Requirements” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Administration Agreement” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Administrator” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Advance” has the meaning set forth in Section 2.02 (The Borrowings).

“Affiliate” means, with respect to a Person, another Person that directly or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Affiliated Fund” means a company, trust or other entity that is managed by the Investment Manager or an Affiliate of the Investment Manager.

“Agreement” has the meaning provided in the preamble of this Agreement.

“Alternate Rate” has the meaning specified in the definition of “Applicable Rate”.

“Anti-Corruption Laws” means all Governmental Rules of any jurisdiction (including the U.S., the European Union, the United Kingdom, Japan and the Cayman Islands) applicable to the Borrower, its Affiliates or any party to the Facility Documents concerning or relating to bribery or corruption, including, without limitation, the FCPA.

“Anti-Money Laundering Laws” means all Governmental Rules of any jurisdiction (including the U.S., the European Union, the United Kingdom, Japan and the Cayman Islands) applicable to the Borrower, its Affiliates or any party to the Facility Documents concerning or relating to money laundering or terrorist financing.

“Applicable Rate” means, for any day, the sum of (i) the Benchmark plus (ii) the Applicable Spread; provided, however, that if the relevant Benchmark is for any reason temporarily unavailable or does not accurately reflect the funding cost to the Bank of making or maintaining the relevant Advances (in each case, the “Temporary Unavailability Period”), then the Applicable Rate shall mean, with respect to the relevant Advance and the Temporary Unavailability Period, the Federal Funds Rate plus 0.50% (50 basis points) plus the Applicable Spread (such Applicable Rate, the “Alternate Rate”).

“Applicable Spread” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Approved Accounting Principles” means GAAP or IFRS.

“Auditor” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.04(d) (Unavailability of Tenor of Benchmark).

“Bank” has the meaning provided in the preamble of this Agreement.

“Benchmark” means, initially, the sum of (i) Daily Reset Three Month Term SOFR plus (ii) the Term SOFR Adjustment; provided that if a Benchmark Transition Event has occurred with respect to Daily Reset Three Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.04(a) (Benchmark Replacement).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Bank and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated or bilateral credit facilities and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated or bilateral credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 4.04 (Benchmark Replacement Setting) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 4.04 (Benchmark Replacement Setting).

“Borrower” has the meaning provided in the preamble of this Agreement.

“Borrower Joinder Agreement” means an agreement substantially in the form of Exhibit C attached hereto or any other form approved by the Bank pursuant to which a New Borrower becomes a party hereto.

“Borrower’s Supplemental Terms Schedule” means, with respect to each applicable Borrower, the Borrower’s Supplemental Terms Schedule that is attached to this Agreement or to a Borrower Joinder Agreement for such Borrower.

“Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in New York City or the Cayman Islands are authorized or required by any applicable Governmental Rule to close or substantially all banking institutions in New York City or the Cayman Islands are in fact closed.

“Closing Date” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Code” means the Internal Revenue Code of 1986.

“Collateral” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Commitment” means the commitment of the Bank to make Advances hereunder in an aggregate principal amount at any one time outstanding not to exceed the Maximum Commitment Amount.

“Commitment Fee” has the meaning given to it in Section 3.04 (Fees).

“Commitment Fee Payment Date” means, in respect of each Commitment Fee Period other than the final Commitment Fee Period, the Commitment Fee Period End Date and, in respect of the final Commitment Fee Period, the Final Maturity Date.

“Commitment Fee Period” means (i) initially the period from and including the Closing Date up to but excluding the first Commitment Fee Period End Date and (ii) thereafter, the period from and including the Commitment Fee Period End Date up to but excluding the immediately following Commitment Fee Period End Date; provided that the final Commitment Fee Period shall end on and exclude the Final Maturity Date.

“Commitment Fee Period End Date” has the meaning set forth in the Borrower’s Supplemental Terms Schedule

“Commitment Fee Rate” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Conforming Changes” means, with respect to either the use or administration of Daily Reset Three Month Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Bank acting reasonably after consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Bank after consultation with the Borrower decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Contractual Currency” has the meaning given to it in Section 11.13 (Judgment Currency).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Controlling Corporation” has the meaning specified in Section 4.02(b) (Increased Costs).

“Coverage Test Excepted Collateral” means, as of any date of determination, Secured Assets consisting of (a) investment property or financial assets of the Borrower that in the reasonable discretion of the Bank, constitute investment property or financial assets of the Borrower that, directly or indirectly, are included in a similar collateral coverage test of an Affiliated Fund that invests in the Borrower or in which the Borrower invests (for the avoidance of doubt, this clause does not include separate positions in the same entity), or (b) investment property or financial assets of the Borrower in any pass-through investment that is an Affiliated Fund the valuation of which is reasonably disputed by the Bank, or (c) any asset in respect of which the Bank, in its reasonable discretion, is not satisfied that it has an adequate security interest or (d) any interests in an investment fund (1) that ceases to exist or for which a petition or resolution is made for its winding up, official management or liquidation, (2) that is subject to a Regulatory Action, (3) that has suspended redemptions or has declared an intention to suspend redemptions, (4) that has gated redemptions or has declared an intention to gate redemptions, (5) that has failed the Bank’s customary due diligence process, which process shall be conducted in good faith and in a commercially reasonable manner and in a manner that is not more rigorous than the process applied to a similarly situated clients of the Bank; provided that if Secured Assets fail this due diligence process then, to the extent curable by the Borrower, the Borrower shall be given a reasonable period to address the reasons for any such failure, (6) that has declared or declared an intention to segregate certain assets into one or more “side pockets”; provided that the Net Asset Value of such Coverage Test Excepted Collateral shall equal the Net Asset Value of the

Borrower’s interests in such investment fund multiplied by the portion of such interest subject to the “side pocket” (as determined in the Bank’s reasonable determination), (7) that has imposed a redemption fee or announced an intention to impose a redemption fee, or (8) that in the Bank’s reasonable determination is affected by a development or event that makes it impossible or impracticable to determine its value.

“Custodian” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Custody Agreement” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Daily Reset Three Month Term SOFR” means, for any day (a “SOFR Rate Day”), the Term SOFR Reference Rate for a tenor of three (3) months on such day (such day, the “Term SOFR Determination Day”) as such rate is published by the Term SOFR Administrator; provided, however, that (i) if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Daily Reset Three Month Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day and (ii) if Daily Reset Three Month Term SOFR determined as provided above (including pursuant to clause (i) of this proviso) would be less than the Floor, then Daily Reset Three Month Term SOFR shall be deemed to be the Floor. Each determination of Daily Reset Three Month Term SOFR shall be made by the Bank and shall be conclusive in the absence of manifest error.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, if applicable, the Companies Act (As Revised) of the Cayman Islands, the Trusts Act (As Revised) of the Cayman Islands, the Exempted Limited Partnership Act (As Revised) of the Cayman Islands, the Companies Winding-Up Rules, (As Revised) of the Cayman Islands, the Insolvency Practitioners Regulations, (As Revised) of the Cayman Islands and the Foreign Bankruptcy Proceedings (International Cooperation) Rules (As Revised) of the Cayman Islands and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, winding up, striking off or similar debtor relief Laws of the United States, the Cayman Islands or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declaration of Trust” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Default” means any event or condition that would, with the giving of any requisite notice, lapse of time or both, constitute an Event of Default.

“Default Threshold Amount” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Deposit” means all sums whatsoever in any currency or currencies (provided that the value of such amounts at any relevant time of measurement shall be the USD equivalent of any non-USD currencies at such time) from time to time standing to the credit of the Borrower in the Deposit Collateral Account.

“Deposit Collateral Account” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Derivative Obligations” means, as to any Person, all payment obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, forward purchase, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

“Dollars”, “U.S. Dollars” or “$” refers to the lawful currency of the United States.

“Drawdown Date” means, with respect to an Advance, the date of disbursement of such Advance.

“Drawdown Request” has the meaning set forth in Section 2.02(a) (Borrowings).

“Electronic Request” has the meaning provided in Section 1.03 (Interpretation).

“Eligible Collateral Value” means, on any date of determination, an amount equal to the aggregate Net Asset Value of all Eligible Secured Assets as adjusted by the Bank to give effect to all applicable Haircuts.

“Eligible Secured Assets” means all Secured Assets other than Coverage Test Excepted Collateral.

“Employee Plan” means, at any time, an “employee pension benefit plan” as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended, (or any successor legislation thereto) and the regulations promulgated thereunder.

“ERISA Affiliate” means each person (as defined in Section 3(9) of ERISA) that is a member of a controlled group of, or under common control with, the Borrower, within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Event of Default” has the meaning set forth in Section 10.01 (Events of Default).

“Excluded Accounts” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Excluded Property” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Bank or required to be withheld or deducted from a payment to the Bank, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of the Bank being organized under the laws of, or having its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of the Bank with respect to an applicable interest in a Commitment or an Advance pursuant to a law in effect on the date on which (i) the Bank acquires such interest in the Commitment or Advance or (ii) the Bank changes its lending office, except in each case to the extent that, pursuant to Section 4.03 (Taxes), amounts with respect to such Taxes were payable either to the Bank’s assignor immediately before the Bank became a party hereto or to the Bank immediately before it changed its lending office, (c) Taxes attributable to the Bank’s failure to comply with Section 4.03(e) (Status of the Bank) and (d) any withholding Taxes imposed under FATCA.

“Executive Order” means the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism.

“Facility” means, the Dollar revolving loan facility provided pursuant to this Agreement.

“Facility Documents” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Facility Increase Request” has the meaning given to such term in Section 2.03 (Increase in Maximum Commitment Amount).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any such intergovernmental agreement entered into in connection with the implementation of such section of the Code or analogous provisions of non-U.S. law.

“FCPA” means the Foreign Corrupt Practices Act of 1977.

“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Filing Office” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Final Maturity Date” has the meaning set forth in Section 2.03 (Term of Commitment).

“Financial Statements” has the meaning set forth in Section 7.05 (Financial Statements and Financial Condition).

“Floor” means a rate of interest equal to 0%.

“Force Majeure Event” means a circumstance beyond the Bank’s reasonable control, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority; governmental actions; inability to obtain labor, material, equipment or transportation (for the avoidance of doubt, poor economic conditions with respect to the Bank or lending markets generally shall not constitute a Force Majeure Event).

“Foreign Bank” means a Bank that is not a U.S. Person.

“Formation Documents” means, where the Borrower is: (a) a company, the certificate of formation or incorporation, memorandum and articles of association, by-laws or equivalent; (b) a partnership, the certificate of registration, the limited partnership agreement of the Borrower or equivalent, (c) a limited liability company, the certificate of formation, the membership agreement, limited liability company agreement or equivalent and (d) a trust, the certificate of registration and Declaration of Trust.

“FRB” means the Board of Governors of the U.S. Federal Reserve System.

“FX Contract” means, if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule, a foreign exchange forward agreement entered into between the Borrower and the Bank pursuant to the ISDA Agreements.

“FX Risk Equivalent Amount” means, if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule, as of a date of determination, the sum of all amounts that would be payable to the Bank by the Borrower in accordance with the ISDA Agreements as if all FX Contracts thereunder were being terminated as of the close of business on the day immediately preceding such date of determination.

“GAAP” means generally accepted accounting principles in the United States in effect from time to time.

“Governmental Person” means, whether domestic or foreign, any national, federal, state or local government, any political subdivision thereof or any governmental, quasi-governmental, judicial, public or regulatory instrumentality, authority, body or entity, including, without limitation, the Internal Revenue Service, the FRB, the New York State Department of Financial Services, the Financial Services Agency of Japan, or any other central bank and any comparable authority (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Rule” means any applicable treaty, law, statute, rule, regulation, ordinance, order, code, judgment, decree, directive, interpretation, request, guideline, policy or similar form of decision of any Governmental Person.

“Haircut(s)” means the adjustments to the Eligible Collateral Value made by the Bank in accordance with the Borrower’s Supplemental Terms Schedule.

“IFRS” means accounting principles in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time, applied on a basis consistent with the most recent audited consolidated financial statements delivered to the Bank.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as Indebtedness or liabilities in accordance with Approved Accounting Principles: (a) all obligations (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (c) all Indebtedness created or arising under any conditional-sale or other title-retention agreement with respect to property acquired by such Person, (d) all Indebtedness of the types described in clauses (a), (b), (c), (e), (f) or (g) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be the lesser of (A) the amount of such Indebtedness of such other Person and (B) an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with Approved Accounting Principles, recorded as capital leases, (f) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to secure a credit against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a), (b), (c), (d), (e) or (g) of this definition, and (g) all Derivative Obligations of such Person. For purposes hereof the amount of any Derivative Obligations shall be equal to the mark to market value of the relevant transaction to the extent such Person is “out of the money” with respect thereto.

“Indemnified Parties” has the meaning set forth in Section 11.05(b) (Payment of Expenses; Indemnification; Waiver of Consequential Damages, Etc.).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Information” has the meaning specified in Section 11.12 (Treatment of Certain Information).

“Interest Payment Date” means the (i) last Business Day of each calendar quarter, from the Closing Date to and including the Final Maturity Date and (ii) the Final Maturity Date.

“Investment Advisers Act” means the U.S. Investment Advisers Act of 1940, as amended from time to time.

“Investment Company Act” means the Investment Company Act of 1940.

“Investment Management Agreement” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Investment Manager” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Investment Policy” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“ISDA Agreement” means, if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule, any ISDA Master Agreement, together with the Schedule thereto and any transaction confirmation thereunder, entered into between the Borrower and the Bank.

“ISDA Master Agreement” means, if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule, a 1992 ISDA Master Agreement or a 2002 ISDA Master Agreement.

“Judgment Currency” has the meaning specified in Section 11.13 (Judgment Currency).

“Key Person” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Leverage Limitation” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Lien” means any mortgage, deed of trust, pledge, security interest, charge, hypothecation, assignment, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code, or comparable law of any jurisdiction to evidence any of the foregoing).

“Local Court” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Material Adverse Effect” means any material adverse effect on (a) the condition (financial or otherwise), results of operations, or assets (including the Collateral or the security interest therein arising under the Facility Documents) of the Borrower, taken as a whole, (b) the ability of the Borrower to perform its obligations under any of the Facility Documents, (c) the legality, validity, binding effect or enforceability of any of the Facility Documents, or (d) the rights or remedies of the Bank hereunder or under any of the other Facility Documents, taken as a whole.

“Maximum Borrowing Amount” means the greater of (a) the Maximum Commitment Amount minus the FX Risk Equivalent Amount (if applicable) and (b) zero.

“Maximum Commitment Amount” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Maximum FX Risk Equivalent Amount” means the greater of (a) the Maximum Commitment Amount minus the principal amount of outstanding Advances and (b) zero.

“Minimum Number of Investment Funds” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“MUFG Account” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Multiemployer Plan” means, at any time, a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) that is subject to ERISA.

“NAV Decline Percentages” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“NAV Floor” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“NAV Floor Breach” has the meaning given to it in Section 3.08 (Mandatory Repayments).

“Net Asset Value” means, with respect to any Person, the result in U.S. Dollars of subtracting the total value of all liabilities (including but not limited to the aggregate mark-to-market value of all trading positions constituting liabilities) of such Person from the total value of all assets (including but not limited to cash, deposit accounts and instruments, securities, and the aggregate mark-to-market value of all trading positions constituting assets) of such Person. For purposes of this computation, amounts denominated in a currency other than U.S. Dollars shall be converted to U.S. Dollars at the spot rate for such currency prevailing on the date of determination of the Net Asset Value.

“New Borrower” has the meaning given to it in Section 2.04 (Additional Borrower).

“New Borrower Request” has the meaning given to it in Section 2.04 (Additional Borrower).

“Note” has the meaning set forth in Section 3.01 (Promissory Notes).

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Offering Memorandum” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Operator” shall mean, with respect to a company, its directors and/or authorized officers, with respect to a limited partnership or exempted limited partnership, its general partner with respect to a limited liability company, its manager or managing member (as applicable) and, with respect to a trust, its trustee.

“Other Connection Taxes” means, with respect to the Bank, Taxes imposed as a result of a present or former connection between the Bank and the jurisdiction imposing such Tax (other than connections arising from the Bank having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Facility Document, or sold or assigned an interest in any Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Participant” has the meaning set forth in Section 11.06 (Assignments).

“Participant Register” has the meaning specified in Section 11.06 (Assignments).

“PATRIOT Act” means the Uniting and Strengthening America by Providing the Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act) (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Permitted Indebtedness” means (i) the obligations of the Borrower to fund capital calls in connection with unfunded commitments of closed end investment vehicles; (ii) Indebtedness in respect of overdrawn checks, drafts and similar instruments arising in the ordinary course of maintaining deposit accounts; (iii) Indebtedness incurred pursuant to FX Contracts and Third Party FX Contracts entered into to the extent permitted under this Agreement and permitted by the provisions of the Formation Documents of the Borrower, provided that such FX Contracts and Third Party FX Contracts (a) are entered into or utilized by the Borrower in the ordinary course of business for hedging or investment purposes in accordance with the Borrower’s investment objectives and policies and operating restrictions then in effect and are not entered into for investment or speculative purposes and (b) in the case of Third Party FX Contracts, are not secured by the Collateral; and (iv) other Indebtedness as agreed to by the Bank in its absolute and sole discretion.

“Permitted Lien” means (i) Liens securing Permitted Indebtedness, (ii) Liens imposed by law for taxes that are not yet due or are being contested in good faith by appropriate proceedings and with respect to which adequate reserves in conformity with generally accepted accounting principles have been taken, and (iii) Liens of any institution at which the Borrower maintains an account securing ordinary fees and expenses related to maintenance of any such account.

“Person” means any natural person, company, corporation, limited liability company, joint venture, partnership, association, trust, or any other entity or organization, including any Governmental Person.

“Recipient” has the meaning set forth in Section 11.13 (Judgment Currency).

“Register” has the meaning specified in Section 11.06(a) (Assignments).

“Register of Mortgages and Charges” means, with respect to a Cayman Islands exempted company, the register of mortgages and charges required to be maintained at the registered office of such company in compliance with the Companies Act (as amended) of the Cayman Islands.

“Regulatory Action” means with respect to a Person, a criminal or regulatory complaint or formal proceeding is initiated by a self-regulatory organization or governmental authority that alleges the Person, its investment manager, general partner, managing member (or similar entity) or a member of the Person’s or its investment manager’s senior management has engaged in fraud, willful misconduct. bad faith, or any breach of law or regulation, that in the reasonable determination of Bank has had or is likely to have (a) in respect of a Person other than the Borrower, a material adverse effect on the condition (financial or otherwise), results of operations, or assets of such Person or its investment manager or (b) in respect of the Borrower, a Material Adverse Effect.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Remediation” has the meaning given to it in Section 3.08 (Mandatory Repayments).

“Remediation Plan” has the meaning given to it in Section 3.08 (Mandatory Repayments).

“Renewal Date” has the meaning set forth in Section 2.03 (Terms of Commitment).

“Responsible Officer” means any officer or director of the Borrower, the Operator or the Investment Manager who is authorized to act for the Borrower with respect to the Facility Documents and the Transactions.

“Restatement Effective Date” means July 30, 2026.

“Restricted Payment” means, with respect to any Person, any dividend, redemption or other distribution to an equity owner of such Person, or any payment on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any equity interest of such Person or of any option, warrant or other right to acquire any such equity interest.

“Sanctioned Jurisdiction” means, at any time, a country, territory or geographical region which is itself the subject or target of any Sanctions (including, without limitation, Cuba, Iran, North Korea, Crimea, the Donetsk People’s Republic, the Luhansk People’s Republic, Sudan and Syria).

“Sanctions” means economic or financial sanctions, or trade embargoes imposed, administered or enforced from time to time by a Governmental Person (including, but not limited to, OFAC, the U.S. Department of State, Japan, the United Nations Security Council, the European Union, and His Majesty’s Treasury of the United Kingdom, or the Cayman Islands).

“Sanctions Laws” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S., Japan, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, or the Cayman Islands.

“Sanctions Target” means any Person: (a) that is the subject or target of any Sanctions; (b) listed in the annex to, or otherwise subject to the provisions of, the Executive Order; (c) named in any Sanctions-related list maintained by OFAC, the U.S. Department of State, the U.S. Department of Commerce or the U.S. Department of the Treasury, including but not limited to the “Specially Designated National and Blocked Person” list; (d) located, organized or resident in a Sanctioned Jurisdiction that is, or whose government is, the subject or target of Sanctions; or (e) owned or controlled by, or controlling, any such Person or Persons described in the foregoing clauses (a)-(e).

“Secured Assets” means securities and interests in investment funds custodied with the Custodian, credited to the Securities Collateral Account and subject to a valid, perfected first priority pledge, security interest and charge in favor of the Bank.

“Secured Obligations” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Securities Collateral Account” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Security Documents” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Shortfall” has the meaning provided in Section 5.02 (Eligible Collateral Value).

“Shortfall Cure Period” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Similar Law” has the meaning set forth in Section 7.21 (ERISA).

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, as to any Person, any corporation or other entity whose capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is at the time owned or controlled by such Person either directly or indirectly through intermediaries. Unless otherwise specified, “Subsidiary” means a Subsidiary of the Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Person, including any interest, additions to tax or penalties applicable thereto.

“Temporary Unavailability Period” has the meaning specified in the definition of “Applicable Rate”.

“Term SOFR Adjustment” means 0.0% per annum.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Daily Reset Three Month Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Termination Notice” has the meaning given to it in Section 3.08 (Mandatory Repayments).

“Third Party FX Contracts” means, if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule, a foreign exchange forward agreement entered into between the Borrower and a counterparty other than the Bank.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement and the other Facility Documents, the consummation of the transactions contemplated herein and therein and the creation, perfection and enforcement of any security interest created under the Security Documents.

“Transfer” has the meaning provided in Section 11.06(a) (Assignments).

“Transferee” has the meaning set forth in Section 11.06(a) (Assignments).

“Trust” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Trustee” has the meaning set forth in the Borrower’s Supplemental Terms Schedule.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unused Commitment” means an amount equal to the excess, if any, of (a) the Maximum Commitment Amount over (b) the principal amount of all outstanding Advances.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 4.03(e) (Taxes).

Section 1.03 Accounting Terms.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with Approved Accounting Principles as in effect in the United States from time to time on a basis consistent with the financial statements of the Borrower delivered to the Bank pursuant to Section 8.02 (Reporting Requirements).

Section 1.04 Interpretation.

In this Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other gender; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the referred statute; references to “writing” include printing, typing, lithography and other means of reproducing words in a tangible visible form, including facsimile transmission legibly received and electronic transmission in the form of a legible portable document format (pdf) (duly signed, as the context may require) attached to an electronic mail (“Electronic Request”) but unless otherwise provided in this Agreement does not include any other electronic means of communication including electronic mail; the words

“including,” “includes” and “include” are deemed to be followed by the words “without limitation”; references to articles, sections (or subdivisions of sections), recitals, exhibits, or schedules are to those of this Agreement unless otherwise indicated; references to any agreement, instrument or other document (including any Formation Documents) are deemed to include all subsequent amendments and other modifications to such instruments, but only to the extent such amendments and other modifications are not prohibited by the terms of this Agreement; and references to Persons include their respective permitted successors and assigns.

Section 1.05 Divisions.

Any reference herein or in any other Facility Document to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

Section 1.06 Cayman Islands Exempted Limited Partnerships.

In each Facility Document any reference to a Person that is a Cayman Islands exempted limited partnership taking any action, having any power or authority, holding, owning or dealing with any asset is to such Person acting through its general partner (or ultimate general partner, as the case may be).

Article II. THE FACILITY

Section 2.01 The Facility.

Subject to and upon the terms and conditions set forth herein, so long as the Commitment has not been terminated, the Bank agrees to make the Facility available to the Borrower.

Section 2.02 Borrowings.

(a) In order to request an advance (each an “Advance” and, collectively, the “Advances”), the Borrower shall deliver to the Bank by e-mail a written request of drawdown substantially in the form of Exhibit B hereto (each, a “Drawdown Request”), signed by a Responsible Officer. Each Drawdown Request must be received by the Bank not later than 12:00 noon (Cayman Islands time) one (1) U.S. Government Securities Business Day prior to the requested Drawdown Date, unless the Bank accepts a lesser notice period for such Drawdown Request in its sole and absolute discretion. Each Drawdown Request shall be irrevocable and binding on the Borrower. Each Advance shall be in a principal amount equal to at least $100,000 in Dollars with integral multiples of $10,000 in excess thereof (or, if less, the Unused Commitment). The Borrower shall have the right to request not more than four (4) Advances per calendar month. Subject to and upon the terms and conditions set forth herein, the Borrower may from time to time borrow, prepay pursuant to Section 3.07 (Prepayments), and re-borrow under Section 2.01 (The Facilities) and 2.02 (The Borrowings).

(b) The Borrower hereby authorizes the Bank to apply against the amount of each Advance any costs and expenses payable under Section 11.05 (Payment of Expenses; Indemnification; Waiver of Consequential Damages, Etc.).

(c) Upon satisfaction of the applicable conditions set forth in Section 6.02 (Conditions Precedent to Each Advance) on the date specified in the applicable Drawdown Request, the Bank will pay to the Deposit Collateral Account the amount of the relevant Advance in Dollars, net of any fees, costs and expenses due hereunder.

Section 2.03 Term of Commitment; Increase of Maximum Commitment Amount

(a) The Commitment shall automatically renew on May 15, 2020 and each anniversary thereof (each, a “Renewal Date”) (or if any such day is a day other than a Business Day, on the immediately preceding Business Day); provided that the Facility shall be terminated on (i) a Renewal Date for which either (x) the Borrower has provided at least thirty (30) days’ written notice to the Bank or (y) the Bank has provided at least one hundred eighty (180) days’ written notice to the Borrower of its desire to terminate the Commitment , (ii) the date the Commitment is terminated by the Borrower or the Bank pursuant to Section 3.08 (Mandatory Prepayments), or by the Borrower pursuant to Section 4.02 (Increased Costs), or (iii) May 9, 2028 (the earliest of clauses (i) or (iii), the “Final Maturity Date”), or such other later date as may be agreed between the Bank and the Borrower.

(b) The Borrower may request that the Bank increase the Maximum Commitment Amount as of a Renewal Date (or on such other date as agreed to by the Bank) by delivering to the Bank a written request specifying the amount of the requested increased and the proposed effective date of the requested increase (which shall not be less than thirty (30) days after the date such request is delivered unless otherwise agreed by the Bank). The Bank shall use reasonable efforts to notify the Borrower whether it agrees to such increase within thirty (30) days of the Borrower’s request, provided that a failure by the Bank to notify the Borrower of its decision within such timing, or in such other period as agreed, shall be deemed a refusal by the Bank to increase the Maximum Commitment Amount.

Section 2.04 Additional Borrower

(a) With the prior written consent of the Bank, one or more Persons not previously a Borrower hereunder (each, a “New Borrower”) may become a Borrower under this Agreement; provided that the New Borrower shall have provided a notice (a “New Borrower Request”) to the Bank at least thirty (30) days prior to the date each such Person becomes a New Borrower hereunder.

(b) The applicable New Borrower Request, shall include a statement setting forth a proposed Borrower’s Supplemental Terms Schedule with respect to the proposed New Borrower. The Bank shall notify the proposed New Borrower within thirty (30) calendar days of the date of the relevant New Borrower Request whether or not it shall consent to the New Borrower specified in such New Borrower Request and the Maximum Commitment Amount with respect to such Borrower. The Bank may request from the proposed New Borrower such information as is reasonably necessary for the Bank to make a credit determination with respect to the applicable New Borrower, and the applicable New Borrower shall promptly furnish such information in a commercially reasonable manner.

(c) If the Bank consents to the relevant New Borrower (and the relevant New Borrower shall not have withdrawn its New Borrower Request), then within one (1) Business Day following the end of the 30-day period specified in subsection (a) above, the relevant New Borrower shall execute and deliver to the Bank (i) a Borrower Joinder Agreement with an attached Borrower’s Supplemental Terms Schedule for such Borrower and (ii) each item set forth in Section 6.01 (Conditions Precedent to Closing) as applicable to such New Borrower, whereupon it shall become a “Borrower” under the Facility and shall be subject to all of the terms and conditions set forth in this Agreement and in the other applicable Facility Documents to which it shall be a party. For the avoidance of doubt, any New Borrower shall not be subject to terms and conditions that are different from or additional to those applicable to existing Borrowers under the Facility Documents except as set forth in the Borrower’s Supplemental Terms Schedule for such Borrower.

Article III. PAYMENT OBLIGATIONS

Section 3.01 Promissory Notes.

(a) It is the intention of the parties hereto that no separate promissory notes be issued to evidence Advances hereunder; provided that the Bank may request that any Advance made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Bank a promissory note in substantially the form attached hereto as Exhibit A (a “Note”) payable to the Bank (or, if requested by the Bank, to the Bank and/or its registered assigns). Thereafter, the Advances and interest thereon shall at all times (including any assignment pursuant to Section 11.06 (Assignments)) be represented by one or more Notes payable to the payee named therein or any permitted assignee thereof, except to the extent that the Bank or permitted assignee subsequently returns any such Note for cancellation and requests that such borrowings once again be evidenced as described in Section 3.01(b) (Promissory Notes).

(b) The Bank will maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrower to it as a result of the Advances, including the amounts of principal, interest and other amounts payable and paid to it from time to time under this Agreement and (if applicable) the Note evidencing such Advances. All such notations shall be conclusive evidence of the information so noted and shall be binding on the parties hereto, in the absence of manifest error; provided, however, that any failure to record or any error in doing so shall not in any manner limit or otherwise affect the obligation of the Borrower hereunder to repay the Advances made by the Bank, accrued interest thereon and the other Secured Obligations of the Borrower to the Bank hereunder in accordance with the terms of this Agreement, or the rights and remedies of the Bank hereunder.

Section 3.02 Interest.

(a) Each Advance shall bear interest for each day at a rate per annum equal to the Applicable Rate in effect as of such day. Interest in respect of each Advance shall accrue for each day that the Advance is outstanding from and including the Drawdown Date of such Advance to but excluding the date of repayment of the Advance and shall be due and payable in arrears on each Interest Payment Date and on the date of each repayment of the principal of such Advance.

(b) In connection with the use or administration of Daily Reset Three Month Term SOFR, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document. The Bank will promptly notify the Borrower of the effectiveness of any Conforming Changes.

(c) If all or a portion of (i) the principal amount of any Advance, (ii) any interest payable thereon, or (iii) any other amount payable under this Agreement shall not be paid by the Borrower when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Applicable Rate plus two percent (2%) from the date of such non-payment to (but excluding) the date on which such amount is paid in full (after as well as before judgment). Accrued and unpaid interest on past due amounts (including interest and past due interest) shall be compounded on each Business Day and shall be due and payable on demand.

Section 3.03 Maximum Interest Rate.

All agreements between the Borrower and the Bank are expressly limited so that in no event whatsoever, whether by reason of any Advance, acceleration of the maturity of the unpaid principal balance hereof, or otherwise, shall the amount paid or agreed to be paid to the Bank for the use or forbearance of the money to be advanced hereunder exceed the highest lawful rate permissible under applicable usury laws. In the event the performance of any obligation of the Borrower under this Agreement or any other Facility Document shall require the payment of interest in excess of such highest lawful rate, then such obligations shall, automatically and retroactively to the date of this Agreement, be deemed reduced to the highest lawful rate permissible under applicable usury laws. If the Bank ever receives as interest an amount which would exceed such highest lawful rate, the amount of excess interest shall not be applied to the payment of interest, but shall, automatically and retroactively, be applied to the reduction of the unpaid principal balance due hereunder, and, if and to the extent such amount of excess interest exceeds such principal balance, be returned by the Bank to the Borrower.

Section 3.04 Fees.

The Borrower agrees to pay to the Bank a commitment fee (the “Commitment Fee”), in an amount equal to (i) the average daily amount of the Unused Commitment during the Commitment Fee Period (including at any time during which one or more of the conditions in Article IV is not met) multiplied by (ii) the Commitment Fee Rate multiplied by (iii) the actual number of days in the relevant Commitment Fee Period divided by (iv) 360. The Commitment Fee shall be due and payable in arrears on each Commitment Fee Payment Date. For the avoidance of doubt, no Commitment Fee shall accrue or be payable by Borrower in respect of any period after the Final Maturity Date.

Section 3.05 [Reserved].

Section 3.06 Computation of Interest and Fees.

All computations of fees and interest shall be made on the basis of a 360-day year and the actual number of days elapsed. Each determination by the Bank of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

Section 3.07 Prepayments.

(a) The Borrower shall have the right, upon notice to the Bank, to prepay any Advance made hereunder, without premium or penalty, in whole or in part of any Advance (but, if in part, being an amount that reduces such Advance by a minimum amount of $100,000 and integral multiples of $10,000) at any time and from time to time. Each such notice shall be irrevocable and specify the date and the amount of such prepayment, and must be received by the Bank not later than 4:00 p.m. (Cayman Islands time) on the date of prepayment (or such shorter period as the Bank may agree). If such notice is given, the Borrower shall make such payment and the amount specified in the notice shall be due and payable on the date specified therein. Any prepayment must be accompanied by all accrued interest thereon through the date of prepayment. If the Borrower has not selected the Advances to be prepaid, the prepayments shall be applied to the outstanding Advances in the order determined by the Bank in its sole and absolute discretion.

(b) Each prepayment of Advances pursuant to Section 3.07 (Prepayments) shall be applied to repay Advances in the order determined by the Bank in its sole and absolute discretion.

Section 3.08 Mandatory Repayments.

(a) If for any reason (i) the principal amount of outstanding Advances at any time exceeds the Maximum Borrowing Amount at such time or (ii) the FX Risk Equivalent Amount exceeds the Maximum FX Risk Equivalent Amount, or (iii) the aggregate Indebtedness of the Borrower exceeds any Leverage Limitation, the Borrower shall within five (5) Business Days after receipt of written notice thereof remedy such excess. Any repayment of Advances pursuant to this Section 3.08 (Mandatory Repayments) shall be applied to repay Advances in the order determined by the Bank in its sole and absolute discretion.

(b) The Borrower may as of any Business Day terminate the Commitment, or from time to time reduce, the Maximum Commitment Amount; provided that the Borrower shall not terminate the Commitment or reduce the Maximum Commitment Amount if, after giving effect to any concurrent prepayment of the Advances in accordance with Section 2.02, the Accrued Loan Amount would exceed the Maximum Borrowing Amount. The Borrower shall notify the Bank of any election to terminate the Commitment or reduce the Maximum Commitment Amount at least thirty (30) days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section 3.08(b) shall be irrevocable. In the case of a termination of the Commitment, the Borrower shall, on the date of termination, repay to the Bank the principal amount of each outstanding Advance together with all accrued and unpaid interest and fees, and any other costs, fees or other amounts due or payable by the Borrower to the Bank hereunder.

(c) The Bank may as of any Business Day terminate the Commitment by giving written notice to the Borrower least one-hundred eighty (180) days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. On such date of termination, the Borrower shall repay to the Bank the principal amount of each outstanding Advance together with all accrued and unpaid interest and fees, and any other costs, fees or other amounts due or payable by the Borrower to the Bank hereunder.

(d) If at any time, the aggregate Net Asset Value of the Borrower shall be less than the NAV Floor (as determined by the Bank as of the last day of any month) (a “NAV Floor Breach”), and the Borrower shall fail, by the earlier of (i) five (5) Business Days after the Borrower becomes aware, or should reasonably become aware, of such NAV Floor Breach or (ii) the close of business on the Business Day immediately following the date of notice by the Bank of such NAV Floor Breach, to either: (A) cure the NAV Floor Breach by causing its Net Asset Value to exceed the NAV Floor; or (B) present to the Bank a written plan (a “Remediation Plan”) that is deemed acceptable by the Bank in its sole discretion, which Remediation Plan describes the actions that the Borrower has taken and will take to cure the NAV Floor Breach within a period of time specified by the Bank (a “Remediation”), the Bank may elect to deliver a notice (a “Termination Notice”) designating a date for repayment of all principal amounts outstanding under the Agreement together with accrued interest, Commitment Fees and all other amounts payable under the Agreement by the Borrower. If the Borrower fails within the time period set forth above to cure the NAV Floor Breach or to have a Remediation Plan approved by the Bank or if the Bank determines in its sole discretion that the Borrower has in any manner failed to execute the Remediation Plan or that the Remediation Plan is no longer reasonably likely to result in a Remediation by the end of the specified period, the Bank may elect to deliver a Termination Notice; provided, that the repayment date specified in any Termination Notice delivered by the Bank shall be a date that is no earlier than sixty (60) days after the date of the NAV Floor Breach.

Section 3.09 Repayment of Advances.

The Borrower hereby unconditionally promises on the Final Maturity Date to repay to the Bank the principal amount of each outstanding Advance together with all accrued and unpaid interest and fees, and any other costs, fees or other amounts due or payable by the Borrower to the Bank hereunder.

Section 3.10 Payment Terms.

(a) All payments to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made, without set-off or counterclaim of any nature whatsoever and free and clear of any deductions or withholdings, and not later than 4:00 p.m., (Cayman Islands time), on the day when due, in United States Dollars and in immediately available funds by wire transfer to the MUFG Account or to such other account or in such other manner as the Bank may from time to time notify the Borrower in writing.

(b) If at any time insufficient funds are received by and available to the Bank to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied first toward payment of interest and fees then due, and then, toward payment of principal then due, as the Bank may decide in its sole and absolute discretion.

(c) If any payment hereunder becomes due and payable on a day other than a Business Day, the date of payment thereof shall be the next succeeding Business Day and interest thereon shall be payable at the then Applicable Rate during such extension; provided, that, if such immediately succeeding Business Day shall fall in the next calendar month, then the date of payment thereof shall be the immediately preceding Business Day.

(d) Unless the Borrower provides written notice by 4:00 p.m. (Cayman Islands time) at least two (2) Business Days prior to an Interest Payment Date that it wishes to make a cash payment on an Interest Payment Date in an amount equal to the accrued interest due, then unless the sum of the amount of (i) the Commitment Fee to be added to the principal amount of outstanding Advances pursuant to Section 3.10(e) (Payment Terms) and (ii) the Accrued Loan Amount exceeds the Maximum Borrowing Amount or a Shortfall exists or would result, (A) the Borrower shall be deemed to have delivered a Drawdown Request in the amount of such unpaid accrued interest with respect to the relevant Interest Payment Date, (B) the Borrower shall be deemed to certify that the relevant conditions precedent set forth in Section 6.02 (Conditions Precedent to Each Advance) are satisfied, (C) the Bank shall apply the proceeds requested pursuant to the Drawdown Request to payment of the unpaid accrued interest and (D) the principal amount of outstanding Advances shall be increased by the amount of the unpaid accrued interest.

(e) Unless the Borrower provides written notice by 4:00 p.m. (Cayman Islands time) at least two (2) Business Days prior to a Commitment Fee Payment Date that it wishes to make a cash payment in an amount equal to the Commitment Fee due on a Commitment Fee Payment Date, then unless the sum of the amount of (i) the unpaid Commitment Fee and (ii) the Accrued Loan Amount exceeds the Maximum Borrowing Amount or a Shortfall exists or would result, (A) the Borrower shall be deemed to have delivered a Drawdown Request in the amount of the unpaid Commitment Fee with respect to the Commitment Fee Payment Date, (B) the Borrower shall be deemed to certify that the relevant conditions precedent set forth in Section 6.02 (Conditions Precedent to Each Advance) are satisfied, (C) the Bank shall apply the proceeds requested pursuant to the Drawdown Request to payment of the unpaid Commitment Fee and (D) the principal amount of outstanding Advances shall be increased by the amount of the unpaid Commitment Fee.

Article IV. CHANGES IN CIRCUMSTANCES

Section 4.01 Illegality.

Notwithstanding anything to the contrary herein contained, if the Bank determines that any Governmental Rule has made it unlawful, or that any Governmental Person has asserted that it is unlawful, for the Bank to make or maintain the Advances as contemplated by this Agreement, then the Bank shall give the Borrower notice of such determination as soon thereafter as practicable, and (a) if the Advances have not yet been disbursed, the commitment of the Bank hereunder to make the Advances shall forthwith be cancelled, and (b) if the Advances have been disbursed, the Borrower will use commercially reasonable efforts to cooperate with the Bank so as to enable the Bank to be in compliance, if possible, with such circumstances, provided, that, if the parties cannot agree upon the manner in which the Advances may be brought into compliance with applicable Governmental Rules, or if the Bank determines, in good faith, that no commercially reasonable action would permit the Advances to be maintained in compliance with applicable Governmental Rules, then the Borrower shall prepay the Advances in full by the earlier of (i) the ninetieth (90th) day from the date the Bank notifies the Borrower in writing that the applicable Governmental Rule shall make maintaining the Advances illegal, or (ii) the date that it becomes unlawful for the Bank to maintain the Advances. If due to the change in the requirement of any Governmental Rule it becomes unlawful for the Bank to determine or charge interest rates based upon the Benchmark, then, on notice thereof by the Bank to the Borrower, commencing immediately the Advances shall instead bear interest at a rate per annum equal to the Alternate Rate. The Bank agrees to designate a different lending office for purposes of the Advances if such designation will avoid the need for such notice and will not, in the good faith judgment of the Bank, otherwise be materially disadvantageous to the Bank.

Section 4.02 Increased Costs.

(a) If the Bank determines that the adoption of any Governmental Rule, any change in or in the interpretation or application of any Governmental Rule, or compliance by the Bank with any request or directive (whether or not having the force of law) from any Governmental Person, in each case made subsequent to the Closing Date:

i.

subjects the Bank to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

ii.

imposes, modifies or holds applicable any reserve, special deposit, insurance charge, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, the Bank; or

iii.

imposes any other condition (other than Taxes) on the Bank; and the result of any of the foregoing is (x) to increase the cost to the Bank of agreeing to make or making, funding or maintaining the Advances or (y) to reduce the amount received or receivable by the Bank in connection with its agreeing to make, making, funding, or maintaining the Advances, then from time to time the Borrower shall pay to the Bank such additional amounts necessary to compensate the Bank for such increased cost or reduction in amount receivable in accordance with Section 4.02(c).

(b) If the Bank determines that the adoption of any Governmental Rule regarding capital adequacy, any change therein or in the interpretation or application thereof, or compliance by the Bank or any corporation controlling the Bank (the “Controlling Corporation”) with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Person, in each case made subsequent to the Closing Date, has the effect of reducing the rate of return on the capital of the Bank or the Controlling Corporation as a consequence of the Bank’s obligations hereunder to a level below that which the Bank or the Controlling Corporation could have achieved but for such application or compliance (taking into consideration the Bank’s or the Controlling Corporation’s policies with respect to capital adequacy and the Bank’s desired return on capital), then from time to time the Borrower shall pay to the Bank such additional amounts necessary to compensate the Bank or the Controlling Corporation for such reduction in accordance with Section 4.02(c).

(c) Promptly after becoming aware of any change in any Governmental Rule or other event that will entitle the Bank to compensation under this Section 4.02 (Increased Costs), the Bank shall deliver a certificate to the Borrower specifying in reasonable detail the basis for the request for compensation and the method of computation thereof, which shall be conclusive in the absence of manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate delivered by the Bank within thirty (30) days after receipt thereof; provided that the Borrower shall not be required to compensate the Bank pursuant to this Section 4.02(c) (Increased Costs) for any increased costs incurred or reductions suffered more than 180 days prior to the date that the Bank notified the Borrower of the change in Governmental Rule giving rise to such increased costs or reductions, and of the Bank’s intention to claim compensation therefor (except that if the change in Governmental Rule giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof). The Bank agrees to designate a different lending office with respect to the Advances if such designation will avoid or reduce the amount of compensation payable under this Section 4.02 (Increased Costs) and will not, in the good faith judgment of the Bank, otherwise be materially disadvantageous to the Bank or subject the Bank to any unreimbursed cost or expense. The Borrower agrees to pay all reasonable costs and expenses incurred by the Bank in connection with any such designation or assignment. The obligations of the Borrower pursuant to this Section 4.02 (Increased Costs) shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder. If the Bank demands payment under this Section 4.02, then the Borrower may terminate the Commitment immediately upon written notice to the Bank.

Section 4.03 Taxes.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Facility Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the Borrower shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Person in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the Bank receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Person in accordance with applicable law, or at the option of the Bank timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by the Borrower. The Borrower shall indemnify the Bank, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by the Bank or required to be withheld or deducted from a payment to the Bank and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Person. A certificate as to the amount of such payment or liability delivered to the Borrower by the Bank shall be conclusive absent manifest error.

(d) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Person pursuant to this Section, the Borrower shall deliver to the Bank the original or a certified copy of a receipt issued by such Governmental Person evidencing the payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Bank.

(e) Status of the Bank. (i) The Bank shall deliver to the Borrower, at the time or times reasonably requested by the Borrower, such properly completed and executed documentation reasonably requested by the Borrower as will permit payments made under any Facility Document to be made without withholding or at a reduced rate of withholding. In addition, the Bank, if reasonably requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not the Bank is subject to backup withholding or information reporting requirements, and as will enable the Borrower to comply with its own information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 4.03(e)(ii)(A), (ii)(B) and (ii)(D) below (Taxes)) shall not be required if in the Bank’s reasonable judgment such completion, execution or submission would subject the Bank to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of the Bank.

(ii) Without limiting the generality of the foregoing,

(A)

any Bank that is a U.S. Person shall deliver to the Borrower on or prior to the date on which such Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of IRS Form W-9 certifying that such Bank is exempt from U.S. federal backup withholding tax;

(B)

any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), whichever of the following is applicable:

(1)

in the case of a Foreign Bank claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)

in the case of a Foreign Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4)

to the extent a Foreign Bank is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Bank is a partnership and one or more direct or indirect partners of such Foreign Bank are claiming the portfolio interest exemption, such Foreign Bank may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(C)

any Foreign Bank shall, to the extent it is legally entitled to do so, deliver to the Borrower (in such number of copies as shall be requested by the Borrower) on or prior to the date on which such Foreign Bank becomes a lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made; and

(D)

if a payment made to a Bank under any Facility Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Bank shall deliver to the Borrower at the time or times prescribed by law and at such time or times reasonably requested by the Borrower such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower as may be necessary for the Borrower to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Bank agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower in writing of its legal inability to do so.

(f) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.03 (Taxes) (including by the payment of additional amounts pursuant to this Section 4.03 (Taxes)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Person with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Person) in the event that such indemnified party is required to repay such refund to such Governmental Person. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) For the avoidance of doubt, for the purpose of this Section 4.03 (Taxes) and any relevant definitions, the term “Bank” includes any Transferee.

(h) Survival. Each party’s obligations under this Section 4.03 (Taxes) shall survive any assignment of rights by, or the replacement of, a Bank, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Facility Document.

Section 4.04 Benchmark Replacement Setting

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Facility Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Facility Document. No FX Contract shall be deemed to be a “Facility Document” for purposes of this Section 4.04).

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document.

(c) Notices; Standards for Decisions and Determinations. The Bank will promptly notify the Borrower of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Bank will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.04(d) (Unavailability of Tenor of Benchmark) and the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 4.04 (Benchmark Replacement Setting), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be made in its or their reasonable discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 4.04 (Benchmark Replacement Setting).

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending Drawdown Request for borrowing to be made during any Benchmark Unavailability Period and (ii) interest on each outstanding affected Advance during any Benchmark Unavailability Period shall accrue daily at a rate per annum equal to the Alternate Rate.

Article V. SECURITY

Section 5.01 Liens and Security Interest.

In order to secure payment by the Borrower of the Secured Obligations under the Facility Documents, including but not limited to, the payment of all principal, interest (including any interest and fees accruing after the commencement of any proceeding under any Debtor Relief Laws relating to the Borrower, whether or not a claim for post-filing or post-petition interest or fees is allowed in such proceeding) and other amounts now or hereafter payable by the Borrower to the Bank, the Borrower hereby grants, pledges, charges, mortgages and assigns by way of security to the Bank, a first priority Lien on, charge over and security interest in and right of set-off against, and assigns to the Bank, all of the Borrower’s now existing or hereafter arising rights, title, interest, powers and privileges in and to the following property, but excluding Excluded Property of the Borrower, whether now or hereafter existing or now owned or hereafter acquired and wherever located that form part of the property of the Borrower:

(i)

all Investment Property held, beneficially or of record, by the Borrower, including, but not limited to, (a) the Securities Collateral Accounts and all other Securities Accounts maintained by the Borrower with the Custodian or any other securities intermediary, together with all Securities and Securities Entitlements and all other Financial Assets credited thereto; and (b) all Commodity Accounts and Commodity Contracts of the Borrower;

(ii)

the Deposit Collateral Accounts and all other Deposit Accounts maintained by the Borrower with the Custodian or any other bank, and all cash held by the Borrower, whether held in or deposited to a Deposit Collateral Account, any other Deposit Account, or any other account;

(iii)

all contracts, agreements and documents to which the Borrower is a party, as amended, amended and restated, supplemented or otherwise modified from time to time (individually, an “Assigned Agreement” and collectively, the “Assigned Agreements”) (but excluding the Administration Agreement), and all of the Borrower’s rights thereunder, running to the Borrower or assigned to the Borrower and any replacement agreement for any of such agreements;

(iv)

all Goods, money, Inventory, Equipment, Instruments (including, without limitation, promissory notes), Accounts (including without limitation, health-care-insurance receivables), Documents, Chattel Paper (whether tangible or electronic), letters of credit, Letter-of-Credit Rights (whether or not the letter of credit is evidenced by a writing), Commercial Tort Claims, Supporting Obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, Payment Intangibles, Software and all other General Intangibles whatsoever not covered elsewhere in this Section 5.01 (Liens and Security Interest), in each case, of the Borrower;

(v)

all other tangible and intangible personal property whatsoever of the Borrower, wherever located and whenever acquired, whether or not of a type that may be subject to a security interest under the UCC, and all goodwill associated with the foregoing, and any replacements, renewals or substitutions for any of the foregoing or additional tangible or intangible personal property hereafter acquired by the Borrower;

(vi)	all books and Records of the Borrower pertaining to the property subject to the security interest created under this Section 5.01 (Liens and Security Interest); and

(vii)	all Proceeds of any and all of the foregoing;

It is intended that the property subject to the security interest created under this Section 5.01 (Liens and Security Interest) include all personal property of the Borrower (other than Excluded Property), wherever located, in which the Borrower has or hereafter acquires any right, title or interest. The security interest granted by the Borrower pursuant to this Section 5.01 (Liens and Security Interest) is granted as security only and shall not subject the Bank to, or transfer or in any way affect, any obligation or liability of the Borrower with respect to any of the property subject to the security interest created under this Section 5.01 (Liens and Security Interest) or any transaction in connection therewith.

The Borrower hereby authorizes the Bank to file, any and all financing statements, filings or registrations identifying the Borrower as “debtor” and describing any or all of the property subject to the security interest created under this Section 5.01 (Liens and Security Interest), whether now owned or existing or hereafter acquired or arising, as the Bank deems necessary or desirable.

The following terms that are used in this Section 5.01 (Liens and Security Interest) and which are defined in Article 8 or Article 9 of the UCC are used in this Section 5.01 (Liens and Security Interest) as so defined in Article 8 or Article 9 (as applicable) of the UCC: “Account”, “Chattel Paper”, “Commercial Tort Claims”, “Commodity Account”, “Commodity Contract”, “Deposit Account”, “Document”, “Electronic Chattel Paper”, “Entitlement Order”, “Equipment”, “Fixtures”, “Financial Asset”, “General Intangible”, “Goods”, “Intangible”, “Instrument”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Payment Intangible”, “Proceeds”, “Record”, “Security”, “Securities Account”, “Security Entitlement”, “Software” and “Supporting Obligation”.

Section 5.02 Eligible Collateral Value.

The Borrower shall ensure that at all times sum of the Eligible Collateral Value and the amount of the Deposit is not less than the Acceptable Coverage Level. If at any time, the Eligible Collateral Value is less than the Acceptable Coverage Level (such difference, a “Shortfall”):

(a) Within five (5) Business Days of the earlier of (i) becoming aware of, or (ii) receipt of notice from the Bank of, the occurrence of a Shortfall, the Borrower shall:

i.	prepay Advances, deliver additional Eligible Secured Assets or increase the Deposit in an amount sufficient to cure the Shortfall, or

ii.

(A) provide written instructions to the Custodian to take steps to realize such amount of the existing Collateral acceptable to the Bank so that the proceeds of such realization would be available to be applied towards repayment of the Accrued Loan Amount to cure the Shortfall within the Shortfall Cure Period (or such longer time period as determined by the Bank in its absolute and sole discretion) and (B) cure the Shortfall within the Shortfall Cure Period (or such longer time period as determined by the Bank in its absolute and sole discretion); provided that, notwithstanding the foregoing, the Borrower shall apply immediately upon receipt the full amount of any and all proceeds realized on existing Collateral toward repayment of the Accrued Loan Amount until the Shortfall is cured.

(b) If the Borrower fails to take action to cure the Shortfall as provided in Section 5.02(a) (Eligible Collateral Value) or if such Shortfall is not cured within the timing set forth in Section 5.02(a) (Eligible Collateral Value), the Bank shall have the right (but not the obligation) to declare an Event of Default and to realize all or any part of the Collateral in accordance with the terms of the Security Documents.

Article VI. CONDITIONS PRECEDENT

Section 6.01 Conditions Precedent to Closing.

The effectiveness of the Commitment is subject to the satisfaction or waiver by the Bank of each of the following conditions precedent:

(a) The Bank shall have received each of the following documents, each in form and substance satisfactory to the Bank:

i.	counterparts of each Facility Document, duly executed by each party thereto;

ii.

copies, in each case certified as true, complete and correct and as being in full force and effect as of a date no earlier than the Closing Date by a Responsible Officer of the Borrower, of: (A) the Borrower’s or the Trust’s (if applicable) Formation Documents, each as amended and in full force and effect on the Closing Date, (B) a recent certificate or letter of good standing of the Borrower and the Trust (if applicable), (C) copies of the Administration Agreement, Investment Management Agreement and the Custody Agreement, (D) the resolutions duly adopted and approved by the

Operator of the Borrower authorizing the execution, delivery and performance of the Facility Documents and the borrowing of the Advances from the Bank hereunder, or other evidence of authority reasonably satisfactory to the Bank, (E) an incumbency certificate setting forth the names, titles and specimen signatures of persons authorized to execute the Facility Documents and to give written instructions in connection therewith, (F) if applicable, the Borrower’s (i) register of mortgages and charges or equivalent (and, if applicable, evidence that all prior charges appearing thereon have been discharged in full, unless the Bank specifically consents in writing to the continuance of any prior charges appearing thereon) and (ii) register of directors and officers or equivalent and (G) any Additional Certified Documents;

iii.

a certificate signed by a Responsible Officer certifying that: (A) the representations and warranties contained in the Facility Documents are true and correct in all material respects (provided that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof); (B) that no Default or Event of Default has occurred and is continuing or would result from the consummation of the Transactions; (C) that the Borrower or the Operator (as applicable) has the corporate, partnership, or trust authority to borrow Advances under the Facility; (D) that the Borrower has disclosed to its members or equivalent that it may obtain and utilize credit facilities; (E) that there are no actions, suits or proceedings pending against the Borrower or the Trust (if applicable) before the Local Court or any other court or tribunal wherever located in the world, and no steps have been, or are being, taken to compulsorily wind up the Borrower and no resolution voluntarily to wind up, terminate or dissolve the Borrower or the Trust (if applicable) has been adopted by its members or equivalent; and (F) that all consents and authorizations required by the Borrower and/or its Operators and/or its shareholders, partners or members in relation to the Facility Documents have been obtained;

iv.	Opinions of external counsels in relation to the Borrower, in each case in form and substance satisfactory to the Bank;

v.

Such other approvals, authorizations, opinions and documents or information relating to the Borrower, the Facility Documents or the Transactions as the Bank may reasonably request, including without limitation any information and evidence required by the Bank to enable it to be satisfied with the results of all “know your customer” or other checks which it is required to carry out in relation to such Person;

vi.

Evidence of (i) the filing of all UCC-1 financing statements and (ii) any Local Law Requirements, in each case required to perfect or evidence a first priority lien on, charge over and security interest in the Collateral, and the result of tax, judgment and lien searches on the Borrower in all applicable jurisdictions; and

vii.

Evidence that all other filings, documents and other actions deemed necessary or advisable by the Bank to perfect the Liens created under the Security Documents have been filed, executed or taken, as applicable, and all other actions (including the filing of all applicable termination statements and any discharges of prior mortgages and charges) to ensure the priority of such Liens have been taken.

(b) All fees required to be paid by the Borrower on or before the Closing Date shall have been paid;

(c) The Bank shall be satisfied with the domicile, assets, financial condition, regulatory and legal structure and governance of the Borrower;

(d) All Additional Closing Requirements shall have been satisfied; and

(e) All Additional Security Requirements shall have been satisfied.

Section 6.02 Conditions Precedent to Each Advance.

The obligation of the Bank to fund an Advance on any Drawdown Date is subject to the satisfaction of the following conditions:

(a) At the time of and immediately after giving effect to the Advance, the representations and warranties of the Borrower set forth in Article VII are true and correct in all material respects (except any such representation or warranty that relates to or is made as of a specific earlier date, in which case such representation or warranty shall be true and correct with respect to such specific earlier date); provided that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof.

(b) At the time of and immediately after giving effect to the Advance, no Default or Event of Default has occurred and is continuing or would result from such Advance or the application of the proceeds therefrom.

(c) The Bank shall have received a Drawdown Request in accordance with the requirements hereof.

(d) At the time of and immediately after giving effect to the Advance (i) the Accrued Loan Amount shall not exceed the Maximum Borrowing Amount and (ii) no Shortfall shall exist.

(e) The Transactions (i) are permitted by the laws and regulations of each jurisdiction to which the Bank and the Borrower are subject, (ii) does not violate any applicable Governmental Rule or any judgment, decree, injunction or other order of any court or governmental or regulatory authority and (iii) will not subject the Bank to any unreimbursed tax, penalty or liability under or pursuant to any applicable law or regulation.

(f) The Bank has received all fees and other amounts due and payable by the Borrower on or prior to the Drawdown Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

(g) At the time of the Advance no Force Majeure Event is occurring.

Section 6.03 Conditions Precedent to Effectiveness of this Agreement.

The effectiveness of this Agreement is conditioned on satisfaction or waiver by the Bank of the following conditions precedent, on or prior to the Restatement Effective Date:

(a) The Bank shall have received counterparts of this Agreement, duly executed by each party hereto; and

(b) The Bank shall be satisfied with the domicile, assets, financial condition, regulatory and legal structure and governance of the Borrower.

Article VII. REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Bank as of the Closing Date, as of the Restatement Effective Date and as of each Drawdown Date that:

Section 7.01 Existence and Powers.

(a) The Borrower and the Trust (if applicable) (i) is duly incorporated, organized, formed, registered or established (as applicable), (ii) is validly existing and in good standing under the laws of its jurisdiction of formation, incorporation or registration (as applicable), (iii) has all requisite power and authority and all governmental and other consents, approvals, licences and authorizations in all applicable jurisdictions required to

(A) own its property and assets and to carry on its business for itself and (with respect to a Trustee) in its capacity as Trustee of the Trust as now conducted (whether in its own capacity or through its Operator) and as proposed to be conducted and (B) execute, deliver and perform its obligations and (with respect to a Trustee) those of the Trust under the Facility Documents and consummate the Transactions, and (iv) is duly qualified to do business in, and is in good standing in every jurisdiction where such qualification is required, except for qualifications the lack of which individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (v) with respect to a Trustee, maintains the registration of the Trust with the Registrar of Trusts in the Cayman Islands in good standing.

(b) The Investment Manager is a limited liability company, duly organized and validly existing under the law of its jurisdiction of formation and has the power to own its property and assets and to carry on its business as now conducted and as proposed to be conducted.

(c) If the Borrower is a Trust, the Trust is a validly existing Cayman Islands trust constituted by its Declaration of Trust.

Section 7.02 Authorization.

(a) The Transaction is within the powers of the Borrower and as contemplated by its or the Trust’s (as applicable) Formation Documents and has been duly and validly authorized by all necessary corporate action and requires no other proceedings or actions by the Borrower. Each of the Facility Documents and each of the Administration Agreement, the Investment Management Agreement and the Custody Agreement has been duly executed and delivered by the Borrower party thereto and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) The Responsible Officers of the Investment Manager have the authority to provide any certificate, agreement or instrument required under this Agreement on behalf of the Borrower and to take all other actions on behalf of the Borrower that are contemplated herein or related to the Transactions.

(c) No limit on the Borrower’s powers, including any Leverage Limitation will be exceeded as a result of the borrowing or grant of security contemplated by the Facility Documents to which it is a party.

Section 7.03 No Conflicts.

The Transaction (a) will not violate (i) any applicable law or regulation of any Governmental Person having jurisdiction over the Borrower or the Trust (as applicable), (ii) any of the Borrower’s or the Trust’s (as applicable) Formation Documents or (iii) any order, writ, injunction or decree of any Governmental Person applicable to the Borrower, (b) will not violate, conflict with or result in a default under any indenture, agreement or other instrument binding upon the Borrower or the Trust (as applicable) or any of its respective assets, and (c) will not result in the creation or imposition of any Lien on any of its assets (now owned or hereafter acquired), except for Liens in favor of the Bank created pursuant to the Security Documents.

Section 7.04 Governmental Consents.

All actions, consents or approvals of, registrations or filings with, or any other actions by any Governmental Person or any other Person that are or will be required on the part of the Borrower in connection with (a) the Transaction, (b) the grant to the Bank of a legal, valid and enforceable security interest in all the Collateral, (c) the Borrower’s or the Trust’s (as applicable) Formation Documents, or laws, statutes, rules and regulations or orders applicable to, the Borrower or any Collateral or (d) any indenture, agreement or other instrument binding upon the Borrower or the Trust (as applicable) or any of the Collateral, have been obtained, effected or made and are in full force and effect.

Section 7.05 Financial Statements and Financial Condition.

(a) The Borrower has delivered its most recent annual consolidated balance sheet and the related consolidated statements of income, retained earnings, and cash flows for the fiscal year then ended, all audited by the Auditor (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), and accompanied by an opinion of the Auditor that such financial statements present fairly the financial position, results of operations, and cash flows as in accordance with Approved Accounting Principles consistently applied (collectively, the “Financial Statements”). The Financial Statements (i) were prepared in accordance with the Borrower’s books of account and records, (ii) present fairly the financial condition and results of operations and cash flows of the Borrower as at the dates and for the periods covered in them as stated, and the results of the Borrower’s operations and sources and applications of funds for the fiscal period then ended and (iii) have been prepared in accordance with Approved Accounting Principles applied consistently throughout the periods involved. The Borrower does not have any liabilities, obligations or commitments of a type required to be reflected on a balance sheet prepared in accordance with Approved Accounting Principles, except: (i) those which are adequately reflected or reserved against in the Financial Statements; and (ii) those which have been incurred in the ordinary course of business since the date of the Financial Statements and which are not material in amount.

(b) The Borrower has delivered its most recent unaudited consolidated balance sheets and the related unaudited consolidated statements of income, retained earnings, and cash flows of the Borrower, and such financial statements present fairly, on a basis consistent with the Financial Statements referred to in Section 7.05(a), the consolidated financial position, consolidated results of operations and cash flows of the Borrower.

(c) Since the date of the most recently delivered Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d) Each of the Borrower and the Trust (as applicable) is Solvent.

Section 7.06 Litigation and Other Actions.

(a) There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Person pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower, the Trust (as applicable) the Investment Manager or any of their respective employees, or assets (i) that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that purport to affect or call in question the validity or enforceability of this Agreement, any other Facility Document, the Collateral, the Transaction, the Administration Agreement, the Investment Management Agreement or the Custody Agreement.

(b) None of the Borrower, the Trust (as applicable) or the Investment Manager or any Affiliate, officer, employee or agent of such entity is subject to any Regulatory Action.

Section 7.07 Taxes.

(a) The Borrower has timely filed or caused to be filed all federal income and other material Tax returns required to have been filed by it and has timely paid or caused to be paid all federal income and other material Taxes required by law to have been paid by it, except to the extent that any such Tax is being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been made in accordance with Approved Accounting Principles.

Section 7.08 Full Disclosure; No Material Misstatements.

(a) The Borrower has disclosed to the Bank all agreements, instruments and corporate or other restrictions to which they are subject, and all other matters known to them that could reasonably be expected to result in a Material Adverse Effect.

(b) None of (i) the Formation Documents or (ii) any other report, financial statement, exhibit, schedule or other information furnished by or on behalf of the Borrower to the Bank in connection with this Agreement or any other Facility Document or any Transaction or included in this Agreement or any other Facility Document or delivered pursuant hereto or thereto, as of the date furnished contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) No amendments or other modifications have been made to the Formation Documents of the Borrower or the Trust (if applicable) as in effect on the Closing Date except (i) to the extent such amendments or modifications could reasonably be expected to be materially adverse to the Bank, as have been consented to by the Bank in writing, and (ii) with respect to all other amendments or modifications, copies of which executed amendments or modifications have been provided to the Bank.

(d) The Formation Documents most recently furnished to the Bank are true and correct and contain all the material terms of all the agreements and arrangements between the parties to them.

(e) There has been no breach of any term of any Formation Document by any of the parties to it which has or is reasonably likely to have a Material Adverse Effect. Subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, the Formation Documents are in full force and effect and the obligations of the parties thereunder constitute legal, valid, binding and enforceable obligations of each such party thereto.

Section 7.09 No Default.

No Default or Event of Default has occurred and is continuing or could reasonably be expected to result from the consummation of the Transaction or the execution or performance of this Agreement or any other Facility Document.

Section 7.10 Compliance with Laws and Other Obligations.

Each of the Borrower, the Trust (if applicable) and the Investment Manager is in compliance (i) with all applicable Governmental Rules and all applicable orders, writs, injunctions and decrees of any Governmental Person applicable to it or its property and the continued operation of its properties and assets as currently conducted will not violate any applicable Governmental Rules or any orders, writs, injunctions and decrees of any Governmental Persons and (ii) all indentures, agreements and other instruments binding upon it or its property, in each case of clauses (i) and (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 7.11 Investment Policy.

Each of the Borrower and the Investment Manager is in compliance with the Investment Policy, and, other than to the extent disclosed to the Bank in accordance with this Agreement, there has been no material change to the Investment Policy since the Closing Date.

Section 7.12 Title.

(a) The Borrower has good and marketable title to its assets (either in its own capacity or through its Operator) free and clear of any Liens, other than Liens in favor of the Bank created pursuant to the Facility Documents and Permitted Liens.

(b) The Borrower has acquired or shall acquire its ownership in the Collateral in good faith without notice of any adverse claim (within the meaning given to such term by Section 8-102(a)(1) of the UCC). Other than pursuant to the Facility Documents, the Borrower has not made or authorized any registrations, filings or recordations in any jurisdictions involving a security interest in any Collateral.

(c) The Borrower does not own any real property.

Section 7.13 Borrower Assets.

The Borrower does not maintain any account other than the Securities Collateral Account, the Deposit Collateral Account and the Excluded Accounts.

Section 7.14 Beneficial Ownership.

Subject, in each case, to the Lien granted in favor of the Bank hereunder and to the Custody Agreement, the Custodian is the sole legal custodian of the respective assets over which the Borrower purports to grant the Bank a security interest and is holding the respective assets on behalf and for the account of the Borrower.

Section 7.15 [Reserved].

Section 7.16 Rank of Indebtedness; Recourse.

(A) The Borrower does not have any Indebtedness outstanding other than Indebtedness to the Bank hereunder and Permitted Indebtedness. The obligations of the Borrower under this Agreement and the other Facility Documents to pay the principal of and interest on the Advances and any and all other amounts due hereunder or thereunder constitute direct, senior and secured obligations with full recourse to the Borrower payable solely from such Borrower’s properties and assets available at such time, and, following realisation of such assets and application of the proceeds thereof, all obligations of and any claims against such Borrower under this Agreement or the other Facility Documents after such realisation shall be extinguished and shall not thereafter revive. Notwithstanding anything in this Agreement and the other Facility Documents to the contrary, no recourse shall be had, whether by set-off or otherwise, against any officer, director, investment manager, partner (including any general partner with respect to assets held on such general partner’s own account and/or not held on statutory trust for the Borrower), employee, shareholder, member or authorised person of such Borrower or any Affiliate of any of the foregoing Persons (any such person, a “Non-Recourse Party”) for any amounts payable under this Agreement) or the other Facility Documents and the Bank shall not have the right to pursue any claim or action against any Non-Recourse Party for any amounts payable under this Agreement or the other Facility Documents. (B) For the avoidance of doubt, but in any event subject to the limitations on liability set forth in Section 7.16(A) above, it is agreed that any legal proceeding, claim or action by or against any Borrower which is an exempted limited partnership registered or formed under the laws of the Cayman Islands may be initiated by or against the general partner of such Borrower, solely for purposes of complying with Section 33(1) of the Exempted Limited Partnership Act (as revised) of the Cayman Islands, as the Bank may elect in its sole discretion.

Section 7.17 No Set-off.

The obligations of the Borrower under the Facility Documents are not subject to any defense, set-off or counterclaim by the Borrower or any circumstance whatsoever which might constitute a legal or equitable discharge from its obligations thereunder.

Section 7.18 No Immunity; Proper Legal Form; Choice of Law.

(a) Neither the Borrower, the Trust (as applicable) nor any of its properties have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the United States, or any other relevant jurisdiction in respect of its obligations under the Facility Documents.

(b) The submission to jurisdiction, appointment of the process agent, consents and waivers by the Borrower in Section 11.10 (Submission to Jurisdiction; Waivers; Service of Process) are valid and irrevocable.

(c) The choice of New York law as the governing law of the relevant Facility Documents will be recognized and enforced in the Borrower’s jurisdiction of formation and any judgment obtained in New York in relation to the Facility Documents will be recognized and enforced in the Borrower’s jurisdiction of formation.

(d) Each of the Facility Documents is in proper legal form under the Laws of the Cayman Islands for the enforcement thereof against the Borrowers under such Laws. The submission to jurisdiction, consents and waivers by the Borrower in Section 11.10 (Submission to Jurisdiction; Waivers; Service of Process) are valid and irrevocable.

Section 7.19 Sanction Laws; Anti-Corruption Laws; and Anti-Money Laundering Laws.

(a) Each of (i) the Borrower, any Person that Controls the Borrower, the Investment Manager and, to the Borrower’s knowledge, each of their respective officers or directors and (ii) to the Borrower’s knowledge, any other Affiliate of the Borrower, and any officer or director of any other Affiliate of the Borrower, are in compliance with Sanctions Laws, Anti-Corruption Laws and Anti-Money Laundering Laws.

(b) None of the Borrower, any Person that Controls the Borrower, or the Investment Manager, or, to the knowledge of the Borrower, any director, officer, employee, agent, or Affiliate of the Borrower is a Person that is, or is owned or controlled by Persons that are: (a) a Sanctions Target; or (b) located, organized or resident in a Sanctioned Jurisdiction. To the Borrower’s knowledge, none of its investors is a Sanctions Target or located, organized or resident in a Sanctioned Jurisdiction. The Borrower will notify the Bank in writing not more than one (1) Business Day after becoming aware of any breach of this Section 7.19 or Section 9.08.

Section 7.20 Collateral.

The Security Documents, together with the filing of a UCC-1 financing statement with the Filing Office and any Additional Security Requirements, are effective to create in favor of the Bank a legal, valid and continuing Lien in the Collateral and such Lien constitutes a first priority perfected and continuing Lien on the Collateral, securing the payment of the Secured Obligations and enforceable against the Borrower and all third parties; all filings and other actions necessary to perfect the Bank’s security interest in the Collateral have been duly made or taken and are in full force and effect. Other than in respect of Liens created pursuant to the Security Documents, the Borrower does not have any registrations, filings, recordations, or agreements granting “control” (as provided in Section 9-106 of the UCC), in any of the Collateral, including, without limitation, the filings of UCC-1 financing statements, notations in the Borrower’s Register of Mortgages and Charges or any other encumbrances.

Section 7.21 ERISA.

The following representations shall be repeated on each day during the term of this Agreement:

(a) Neither the Borrower nor any ERISA Affiliate has maintained, contributed to or had an obligation to contribute to, or otherwise had any liability with respect to, any Employee Plans or Multiemployer Plans and does not have any present intention to do so. Neither the Borrower nor any of its Subsidiaries has or will have an obligation or liability with respect to retiree medical or death benefits other than as required under Section 4980B of the Code or similar state or local law.

(b) The Borrower is not, and will not be (i) an “employee benefit plan” as defined in and subject to Title I ERISA, (ii) a “plan” as defined in and subject to Section 4975 of the Code, (iii) a plan or arrangement subject to any law, rule or regulation substantially similar to Section 406 of ERISA and/or Section 4975 of the Code (“Similar Law”) or (iv) a person or entity considered to hold “plan assets” (“Plan Assets”) of any of the foregoing as determined under Section 3(42) of ERISA, U.S. Department of Labor Regulation § 2510.3-101 (as modified in application by Section 3(42) of ERISA), or for purposes of any Similar Law.

Section 7.22 Independent Decision.

The Borrower has or will have consulted with their advisors with respect to the financial reporting, tax, ERISA and accounting treatment of Transaction, including with respect to use of proceeds of any Advance, prior to entering into the Transaction, and has made its own independent decision with respect to such financial reporting, tax, ERISA and accounting treatment and has not relied upon the Bank (or any Affiliate thereof) in making such decision.

Section 7.23 Investment Company Act.

The Borrower is not an “investment company” (as defined in the Investment Company Act).

Section 7.24 Investment Manager.

The Investment Manager is currently registered under the Investment Advisers Act. The Investment Manager is in compliance in all material respects with the terms of the Investment Management Agreement. The Investment Management Agreement is in full force and effect and enforceable against the Borrower and the Investment Manager in accordance with its terms.

Section 7.25 Subsidiaries.

The Borrower does not have any Subsidiaries, other than as set forth in Schedule V to the Borrower’s Supplemental Terms Schedule.

Article VIII. AFFIRMATIVE COVENANTS

Section 8.01 Existence; Business and Properties.

The Borrower will do or cause to be done all things necessary to:

(a) preserve, renew and keep in full force and effect its legal existence and good standing and, to the extent applicable, the good standing of the Trust;

(b) preserve and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names required to conduct its business and to perform its obligations under the Facility Documents, Administration Agreement, the Investment Management Agreement and the Custody Agreement; and

(c) maintain and preserve all property material to the conduct of its and the Trust’s (as applicable) business and keep such property in good repair, working order and condition in order that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section 8.01(Existence; Business and Properties) shall prevent the Borrower from (i) discontinuing any of its or the Trust’s (as applicable) businesses no longer deemed advantageous to them or discontinuing the operation and maintenance of any of their properties no longer deemed useful in the conduct of its or the Trust’s (as applicable) business or (ii) selling or disposing of any assets or capital stock thereof, in a transaction not prohibited by Section 9.03 (Mergers, Consolidations and Sales of Assets).

Section 8.02 Reporting Requirements.

The Borrower shall furnish or cause to be furnished to the Bank:

(a) as soon as available and in any event within one hundred and eighty-three (183) days after the end of each fiscal year of the Borrower or the Trust (as applicable), the Borrower’s or the Trust’s (as applicable) most recent consolidated balance sheet and the related consolidated statements of income, retained earnings, and cash flows of the Borrower or the Trust (as applicable), as of the close of such fiscal year, all audited by an independent certified public accountant reasonably acceptable to the Bank (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) and accompanied by an opinion of the accountants to the effect that such financial statements present fairly the financial position, results of operations, and cash flows of the Borrower or the Trust (as applicable), as of the close of such fiscal year, in accordance with Approved Accounting Principles;

(b) promptly upon and in any event within five (5) Business Days after becoming aware of any Default or Event of Default, notice of such occurrence with a statement of a Responsible Officer setting forth details of the Default or Event of Default and any action taken or proposed to be taken with respect thereto;

(c) [reserved];

(d) promptly after the Bank’s request therefor, copies of all requested periodic, episodic or other letters, reports or notices distributed by the Borrower to the Borrower’s investors generally (or to the investors of any class of interest);

(e) promptly upon request by the Bank, copies of any net asset value statements, account statements or other information delivered by any investment fund comprising Secured Assets or assets of any affiliated holding company of the Borrower comprising a Secured Asset;

(f) a custody report setting out in reasonable detail all Investments of the Borrower and any affiliated holding company of the Borrower, including but not limited to (as applicable) full description, share amount and the latest Net Asset Value of such Investments, on a monthly basis by the 15th Business Day of each calendar month, and in any case within two Business Days of request by the Bank, and with each Drawdown Request;

(g) promptly upon request by the Bank, such other information concerning the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request;

(h) promptly after (i) Borrower becomes aware that there has been any material change to the liquidity of any Secured Asset or assets of any affiliated holding company of the Borrower comprising a Secured Asset (each, an “Investee Fund”), written notice thereof, and (ii) the Bank’s request therefor, a written description of any requested changes to currency or other material terms of any Investee Fund;

(i) [Reserved];

(j) promptly after the Bank’s request therefor, a written description of any requested amendments or modifications made to any offering memorandum or other offering material together with clean and marked copies of each relevant document highlighting the amendments or modifications made.

(k) prompt written notice if any of the representations made in Section 7.21 (ERISA) is or will become untrue;

(l) any development that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

(m) such other reports as specified under “Additional Reporting Requirements” in the Borrower’s Supplemental Terms Schedule

For the avoidance of doubt, with respect to each item required to be delivered pursuant to this Section 8.02 (Reporting Requirements), such item shall be deemed to have been delivered in satisfaction of this Section 8.02 (Reporting Requirements) to the extent it is available to the Bank (i) from the Custodian or (ii) by the Bank being granted “view- only” or similar online access (howsoever described) to such information through any electronic portal maintained by Borrower, the Investment Manager, the applicable Custodian, the Administrator or any of their Affiliates.

Section 8.03 Payment of Taxes and Claims.

The Borrower shall timely file, and cause each Subsidiary to timely file, all federal income and other material Tax returns required by law to be filed by it, and shall timely pay, and cause each Subsidiary to timely pay, all federal income and other material Taxes required by law to be paid by it, except any such Taxes that are being contested in good faith and for which there are adequate reserves in accordance with Approved Accounting Principles and for which payment can be lawfully withheld.

Section 8.04 Compliance with Laws and Formation Documents.

(a) The Borrower shall comply with the requirements of all Governmental Rules and orders or directives of any Governmental Person applicable to its property, whether now in effect or hereafter enacted, except where failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) The Borrower will comply in all material respects with all of the terms and conditions of its and the Trust’s (as applicable) Formation Documents, including with respect to any borrowing restrictions that may be contained therein.

(c) The Borrower shall enforce each Formation Document in accordance with its material terms and shall immediately notify the Bank of any breach or default (howsoever described) of any of the Formation Documents by any party thereto.

(d) The Borrower shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect, and supply certified copies to the Bank of, any authorization required under any law or regulation of any relevant jurisdiction to (i) enable it to perform its obligations under the Facility Documents and to ensure the legality, validity, enforceability or admissibility in evidence in each such relevant jurisdiction of any Facility Document and (ii) carry on its business as it is being conducted .

Section 8.05 Maintenance of Records.

The Borrower shall keep, and cause each Subsidiary to keep, adequate records and books of account, in which full, true and correct entries are to be made, in accordance with Approved Accounting Principles, as applicable, consistently applied, reflecting all dealings and transactions in relation to the Borrower’s and such Subsidiary’s (as the case may be) business, assets and activities.

Section 8.06 Right of Inspection.

The Borrower will permit the Bank and their Affiliates or any of their respective agents or representatives, upon reasonable prior notice, to visit and inspect the Borrower’s and any of its Subsidiaries’ properties, to examine their records and books, and to discuss the affairs, finances, and condition of the Borrower and any Subsidiary with their respective officers and directors and the Borrower’s independent accountants, all at such reasonable dates and times requested by the Bank, subject to a limit of one such visit per calendar year (or, following the occurrence of a Default or Event of Default, at such times and as often as requested).

Section 8.07 Further Assurances.

Promptly upon request by the Bank, the Borrower will take such action reasonably required by the Bank to perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder.

Section 8.08 Cash Management.

The Borrower shall hold all cash and cash equivalents in the Deposit Collateral Account or Securities Collateral Account, other than cash and cash equivalents held in the Excluded Accounts.

Section 8.09 Subscription and Redemptions; Deposit Collateral Account; Security Account.

The Borrower shall ensure that all subscriptions for interests of the Borrower or the Trust (as applicable) and proceeds of any redemption, sale lease, transfer or other disposal or liquidation of all or part of the Borrower’s assets (other than Excluded Property), shall be paid or credited directly into the Deposit Collateral Account or Securities Collateral Account established with the Custodian or the Bank and shall be withdrawn only if no Default or Event of Default has occurred and is continuing or would occur as a result of such withdrawal or release. To the extent consideration received by the Borrower as a distribution or in respect of any redemption of all or part of the Borrower’s interest in any of their assets (other than Excluded Property) is non-cash consideration and such non-cash consideration cannot be credited directly into the Deposit Collateral Account or Securities Collateral Account, the Borrower shall take such action as is necessary or requested by the Bank to ensure that the Bank at all times maintains a valid and perfected first priority security interest in such non-cash consideration.

Section 8.10 Maintenance of Collateral.

(a) The Borrower shall at all times be the beneficial owner of the Collateral (subject only to the terms of the Facility Documents).

(b) The books and records of the Borrower will reflect the Bank’s first priority lien on, security interest in and charge over the Collateral.

(c) All non-cash assets of the Borrower constituting Collateral shall at all times remain registered in the name of “the Custodian, for the benefit of [name of Borrower]” (or such other name as the Bank may direct) pursuant to the Security Documents.

(d) The Borrower shall take such action within its control as is necessary or as may be reasonably requested by the Bank in order to perfect and to maintain the perfection and first priority of the security interest of the Bank in the Collateral.

Section 8.11 Use of Proceeds.

The Borrower will use all amounts received in connection with Advances for cash management and investment purposes as well as (if FX is specified as applicable in the Borrower’s Supplemental Terms Schedule) for the payment of obligations under FX Contracts. Notwithstanding the foregoing, no part of the proceeds from an Advance will be used, whether directly or indirectly for any purpose that entails a violation of Regulations T, U or X of the FRB. The Bank is not bound to monitor or verify the application of any Advances pursuant to this Agreement.

Article IX. NEGATIVE COVENANTS

Section 9.01 Liens.

(a) The Borrower shall not directly or indirectly create, incur, assume or suffer to exist any Lien upon or with respect to any of its properties or assets, whether now owned or hereafter acquired, or of or upon any income or profit therefrom, except Permitted Liens and Liens created pursuant to any Facility Document.

(b) The Borrower will not directly or indirectly (i) permit the validity or effectiveness of the security interests created pursuant to any Facility Document to be impaired, (ii) take any action that would permit the security interests created pursuant to the Facility Documents not to constitute valid and perfected first priority security interest in the Collateral; or (iii) enter into any contractual obligations (other than this Agreement and other Facility Documents) that limit the ability of the Borrower to create, incur, assume or suffer to exist Liens on its property.

Section 9.02 Incurrence of Indebtedness.

The Borrower shall not, directly or indirectly, create, incur, assume or suffer to exist any Indebtedness other than (i) Indebtedness to the Bank hereunder and (ii) Permitted Indebtedness.

Section 9.03 Mergers, Consolidations and Sales of Assets.

The Borrower shall not (i) consolidate or merge with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its property and assets (whether now owned or hereafter acquired) to any Person (other than redemptions of any investments made in the ordinary course of business), or liquidate or dissolve in whole or in part; (ii) voluntarily or involuntarily sell, lease, transfer, license, loan or otherwise dispose of any asset unless such sale, lease, transfer, license, loan or other disposal is made in the ordinary course of its business, on an arm’s length basis and where the consideration receivable is fair market value; or (iii) organize, create or acquire any Subsidiary or subtrust for any purpose except as permitted pursuant to Section 7.25 (Subsidiaries).

Section 9.04 Material Changes. Major Event Changes.

(a) The Borrower shall not engage in any business or operations other than as described in the Borrower’s or the Trust’s (as applicable) Formation Documents and Offering Memorandum.

(b) The Borrower will not open or permit to exist any cash, securities, brokerage or other accounts for itself other than the Deposit Collateral Account, the Securities Collateral Account and the Excluded Accounts.

(c) The Borrower will not, without the Bank’s prior written consent, terminate, amend, modify or otherwise alter the Borrower’s Formation Documents or Investment Policy, or the Investment Management Agreements, Administration Agreements and the Custody Agreement, in each case, without the prior written consent of the Bank unless such amendment or modification could not reasonably be expected to materially adversely impact the rights of the Bank.

(d) The Borrower will not change (i) its or the Trust’s (as applicable) name, identity, or corporate form, or (ii) its or the Trust’s (as applicable) jurisdiction of incorporation of formation or (iii) its principal place of business, in each case unless the Borrower shall have given the Bank not less than 30 days’ prior notice thereof (or such shorter period as the Bank may agree in its sole discretion).

(e) Borrower will not change its (x) fiscal year or (y) methods of accounting as in effect on the Closing Date, in each case, without prior written notice to and, except with respect to changes required under Approved Accounting Principles or by a Governmental Person, the prior written consent of the Bank (such consent not to be unreasonably withheld).

(f) The Borrower will not change or evidence an intention to materially change the nature or scope of its business.

Section 9.05 Restricted Payments.

The Borrower will not make any Restricted Payment(s), provided that, if no Event of Default exists and is continuing or would result therefrom, the Borrower may make redemption payments or other distributions to holders of the Borrower’s or the Trust’s (as applicable) equity interests as permitted by the Borrower’s or the Trust’s (as applicable) Formation Documents (or equivalent constitutional documents applicable to the Borrower’s jurisdiction of formation).

Section 9.06 Investment Company.

The Borrower will not become an “investment company” as defined in the Investment Company Act.

Section 9.07 Transactions with Affiliates.

The Borrower will not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except in the ordinary course of business at prices and on terms and conditions not less favorable than could be obtained on an arm’s length basis from unrelated third parties.

Section 9.08 Sanctions Laws; Anti-Corruption Laws.

(a) The Borrower shall not, directly or indirectly, use, or permit any of its directors, officers or employees to use, or, to its knowledge, permit any of its Affiliates or agents currently engaged by it and carrying out activities on their behalf to directly use, or to the Borrower’s knowledge to indirectly use, the proceeds of the Advances, or lend, contribute or otherwise make available such proceeds:

i.	in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any applicable Anti-Corruption Laws;

ii.	to or for the benefit of a Sanctions Target; or

iii.	for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctions Target.

(b) The Borrower will maintain, or will cause to be maintained, in effect policies and procedures designed to promote and achieve compliance by the Borrower and its directors, officers, employees, and agents with applicable Anti-Corruption Laws , Anti-Money Laundering Laws and Sanctions, and shall conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c) The Borrower shall not fund all or part of any repayment of an Advance from proceeds derived from transactions which would be prohibited by Sanctions.

Article X. DEFAULT

Section 10.01 Events of Default.

If any of the following events (each, an “Event of Default”) shall occur:

(a) The Borrower shall fail to pay principal of any Advance payable pursuant to a Facility Document on the due date (including any payment pursuant to Section 3.08 (Mandatory Prepayments) or Section 5.02 (Eligible Collateral Value)) at the place and in the currency in which it is expressed to be payable; or the Borrower shall fail to pay any interest, fees or other amount payable pursuant to a Finance Document on the due date at the place and in the currency in which it is expressed to be payable and such payment is not cured within three (3) Business Days of the due date; or

(b) Any representation, warranty or statement made or deemed to be made by or on behalf of the Borrower in any Facility Document, or in any certificate, agreement or instrument made or delivered in connection therewith, shall prove to have been incorrect or misleading in any material respect when made or delivered; or

(c) (i) The Borrower shall fail to perform or observe any other term, covenant or agreement under Sections 5.02 (Eligible Collateral Value), 8.04 (Compliance with Laws and Formation Documents), 8.08 (Cash Management), 8.09 (Subscription and Redemptions; Deposit Collateral Account; Security Account), 8.10 (Maintenance of Collateral), 8.11 (Use of Proceeds), or Article IX (Negative Covenants); (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement under Sections

8.01 (Existence; Business and Properties), 8.02 (Reporting Requirements) or 8.03 (Payment of Taxes and Claims), and such failure shall not have been remedied within five (5) Business Days after the occurrence of such failure or (iii) the Borrower shall fail to perform or observe any other term, covenant or agreement under any Facility Document, and such failure shall not have been remedied within ten (10) Business Days after the occurrence of such failure.

(d) The security interest created pursuant to any Facility Document shall at any time fail or cease for any reason to constitute a valid and perfected first priority (subject to Permitted Liens) security interest of the Bank in any portion of the Collateral purported to be subject thereto and to secure the Secured Obligations, or the Borrower shall so assert; or

(e) [Reserved]; or

(f) The Borrower defaults under any material agreement, contract or transaction with the Bank or its Affiliate and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that agreement, contract or transaction; or

(g) The occurrence of any of the following with respect to the Borrower: (i) a default, event of default, termination event or other similar condition or event (however described) in respect of such party under one or more agreements or instruments relating to any Indebtedness (individually or collectively) in an aggregate amount of not less than the Default Threshold Amount which has resulted in such Indebtedness becoming due and payable under such agreements or instruments, before it would otherwise have been due and payable or (ii) a default by such party (individually or collectively) in making one or more payments under one or more agreements or instruments relating to any Indebtedness on the due date thereof in an aggregate amount of not less than the Default Threshold Amount (after giving effect to any applicable notice requirement or grace period); or

(h) The Borrower institutes or consents to the institution of any proceeding or procedure under any Debtor Relief Law (including, without limitation, by a meeting being convened with a view to, or the passing of a resolution for, its winding up and/or dissolution), or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, provisional liquidator, rehabilitator or similar official for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, provisional liquidator, rehabilitator or similar officer is appointed without the application or consent of the Borrower and the appointment continues undischarged or unstayed for thirty (30) calendar days; or an application for a receivership order is made in respect of the Borrower and/or the Trust (as applicable); or a winding up petition is presented in respect of the Borrower and/or the Trust (as applicable) or any proceeding under any Debtor Relief Law relating to the Borrower and/or the Trust (as applicable) or to all or any material part of its property is instituted without the consent of the Borrower and continues undismissed or unstayed for thirty (30) calendar days, or an order for relief is entered in any such proceeding; or

(i) The Borrower shall (i) generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, (ii) voluntarily commence any proceeding or files any petition seeking relief under any Debtor Relief Law (including, without limitation, by a meeting being convened with a view to, or the passing of a resolution for, its winding up and/or dissolution), (ii) consent to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (i) of this Section 10.01 (Events of Default), (iii) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (iv) make a general assignment for the benefit of creditors, or (v) take any action for the purpose of effecting any of the foregoing; or

(j) An application for a warrant of execution, writ of fieri facias, garnishee order, charging order or other enforcement proceedings in respect of any of the Collateral shall be presented or made; or

(k) (x) One or more judgments, decrees, or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered against any of the Borrower and such judgments, decrees, or orders shall continue undischarged and unsatisfied and in effect for a period of thirty (30) days without being vacated, discharged, satisfied, or stayed pending appeal, or any action shall be taken by a judgment creditor to attach any of the Borrower’s assets to enforce any such judgment; or (y) there shall occur any failure by the Borrower to satisfy when due any non-monetary judgment if the failure so to do could have a Material Adverse Effect; or

(l) [Reserved]; or

(m) (i) The Borrower shall deny or repudiate its obligations under any Facility Document, (ii) any Governmental Rule shall purport to render invalid, or preclude enforcement of, any material provision of this Agreement or any other Facility Document or impair performance of any of the Borrower’s obligations under any Facility Document or (iii) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of the Borrower to pay any amount required to be paid under any Facility Document to which it is a party; or

(n) The Investment Manager shall resign or shall cease to act in such capacity without the Bank’s prior written consent to such resignation or cessation and is not immediately replaced by an Affiliate of the Investment Manager; or

(o) The Borrower shall terminate the services of the Custodian or Administrator, unless a replacement has been approved in advance by the Bank in its reasonable discretion, and (with respect to the Custodian) the Collateral has been migrated to such replacement, in a manner satisfactory to the Bank including entry into a control agreement (or equivalent document) in form and substance reasonably satisfactory to the Bank with respect to any replacement custodian that is not the Bank; provided that the Bank shall cooperate in good faith with the Borrower to put in place a replacement custodian, administrator and/or a control agreement (or equivalent document), as applicable, prior to such Custodian or Administrator ceasing to act in such capacity; or

(p) A Regulatory Action shall occur with respect to the Borrower and shall not be withdrawn, dismissed, or otherwise favorably resolved within 60 days; or

(q) The aggregate Net Asset Value of the Borrower (as determined by the Bank as of the last day of any Month) shall decline by a percentage equal to or exceeding any of the NAV Decline Percentages; or

(r) [Reserved]; or

(s) The Borrower formally suspends the determination of the Net Asset Value as contemplated by its Formation Documents and such suspension continues for a period of at least three Business Days; or

(t) The Eligible Secured Assets shall include investments in fewer than the Minimum Number of Investment Funds (as defined in the Borrower’s Supplemental Terms Schedule); provided that when calculating compliance with this Section 10.01(t), the Bank shall look through affiliated holding companies of the Borrower to the actual third-party investments with respect to which the Borrower is the indirect beneficial owner; or

(u) [Reserved]; or

(v) A notice designating an Early Termination Date (as such term is defined in the ISDA Agreement) is given pursuant to any ISDA Agreement (if any); or

(w) Any Key Person ceases to be actively involved in and responsible for the day-to-day management of the Investment Manager; or

(x) [reserved]; or

(y) The assets of the Borrower constitute or become Plan Assets.

Section 10.02 Remedies Upon Event of Default.

(a) Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Bank may, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Bank, to enforce its claims against the Borrower: (i) declare the Commitments and the obligations of the Bank to make Advances to be terminated, whereupon the same shall forthwith terminate, (ii) declare all or part of the principal of and any accrued interest in respect of all Advances, the Note and all Secured Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower, (iii) enforce any or all of the Liens and security interests created pursuant to the Security Documents and (iv) exercise any other rights available under any Facility Documents or applicable law; provided, however, that upon the occurrence of an Event of Default arising under Section 10.01(h) or (i) (Events of Default), (x) the Commitment and the obligations of the Bank to make Advances shall automatically be terminated and (y) the principal of and any accrued interest in respect of all Advances, the Note (if any) and all Secured Obligations owing hereunder and thereunder shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(b) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default the Bank and each of its Affiliates (for purposes of this Section 10.02 (Remedies Upon Event of Default) only, the “Affiliates” and each individually, an “Affiliate”), is hereby authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person (any such notice being hereby expressly waived by the Borrower), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) at and any other Indebtedness at any time held or owing by the Bank or the Affiliates (including, without limitation, by branches and agencies of the Bank or its Affiliate wherever located) to or for the credit or the account of the Borrower or the Trust (as applicable) against and on account of the Secured Obligations and liabilities of the Borrower to the Bank or to an Affiliate under this Agreement or under any of the other Facility Documents, and all other claims of any nature or description arising out of or connected with this Agreement or any other Facility Document, now or hereafter existing irrespective of whether or not the Bank shall have made any demand under this Agreement, the Note (if any) or under any other Facility Document and although such Secured Obligations liabilities or claims, or any of them, may be contingent or unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section 10.02 (Remedies Upon Event of Default) are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

Article XI. MISCELLANEOUS

Section 11.01 Amendments and Waivers.

Neither the Facility Documents nor any terms thereof may be amended, supplemented or modified without the prior written agreement of Bank and Borrower, in each case in accordance with the provisions of this Section 11.01 (Amendments and Waivers). The Bank may from time to time, (a) enter into with the Borrower written amendments, supplements or modifications hereto for the purpose of adding any provisions to the Facility Documents or changing in any manner the rights of the Bank or of the Borrower hereunder, or (b) waive, on such terms and conditions as the Bank may specify in such instrument, any of the requirements of this Agreement or any Default or Event of Default and its consequences. In the case of any waiver, the Borrower and the Bank shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

Section 11.02 Notices.

All notices, requests and demands to or upon the respective parties hereto to be effective shall be made in writing (including by e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, (ii) 48 hours after being collected from a party by an internationally recognized courier company, or (iii) immediately upon sending, when delivered via electronic mail (electronic confirmation of error-free receipt received), addressed as follows for the Borrower and the Bank, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the obligations owing hereunder:

The Borrower:	To its address as set forth in the Borrower’s Supplemental Terms Schedule

The Bank:	MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED)
205 Elgin Avenue, Pavilion East Cricket Square, 4th Floor
PO Box 852, George Town
Grand Cayman KY1-1103, Cayman Islands Attention: Credit Department
Telephone: [***]
E-mail address: [***]

Section 11.03 No Waiver; Cumulative Remedies.

No failure to exercise and no delay in exercising, on the part of the Bank, any right, remedy, power or privilege hereunder and no course of dealing between the Borrower and the Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 11.04 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder.

Section 11.05 Payment of Expenses; Indemnification; Waiver of Consequential Damages, Etc..

(a) The Borrower agrees to pay or reimburse the Bank for (i) all reasonable, documented out of pocket costs and expenses incurred by the Bank and its Affiliates (including, without limitation, the reasonable, documented, out of pocket fees and disbursements of counsel to the Bank) in connection with any amendments, consents, waivers or other modifications to the provisions of this Agreement and the other Facility Documents and all other documents, agreements and instruments required by, or entered into in connection herewith and therewith (whether or not the transactions contemplated hereby shall be consummated), (ii) all reasonable, documented out of pocket costs and expenses of creating and perfecting Liens in favor of the Bank pursuant to any Security Document and all other documents, agreements and instruments required by, or entered into in connection therewith, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums, and reasonable, documented out of pocket fees, expenses and disbursements of counsel to the Bank and of counsel providing any opinions required by the terms of the Facility Documents, (iii) all reasonable, documented out of pocket costs and expenses (including all reasonable legal, valuation, accountancy and consultancy fees and disbursements and out of pocket expenses) together with duties suffered by the Bank on such sums incurred by the Bank or any of its Affiliates in connection with the custody or preservation of any of the Collateral or the Lien created under any Security Document, and (iv) all costs and expenses, including reasonable attorneys’ fees and costs of settlement, incurred by the Bank in enforcing any Secured Obligations of or in collecting any payments due from the Borrower hereunder or under the other Facility Documents by reason of an Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guarantee) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy proceedings of the Borrower.

(b) The Borrower shall indemnify the Bank and each of its Affiliates and their respective officers, directors, employees and agents (each, an “Indemnified Party”) and hold each Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, joint or several, incurred by or asserted against any Indemnified Party arising out of, in connection with, or as a result of (i) the execution or delivery of any Facility Document or any agreement or instrument contemplated hereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) the Note (if any) or the use or purported use of the proceeds of any Advance, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Party is a party thereto, and to reimburse such Indemnified Parties for any legal or other expenses as they are incurred in connection with investigating, responding to or defending any of the foregoing; provided that such indemnity shall not be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

(c) The Bank shall be entitled to rely upon any written or Electronic Request from the Borrower or persons that the Bank reasonably believes to be authorized persons of the Borrower, without making independent inquiry. If there is a discrepancy between an Electronic Request and any written confirmation provided by the Borrower or a person that the Bank reasonably believes to be an authorized person of the Borrower and the Bank has already relied upon the Electronic Request, the Electronic Request shall prevail over any written confirmation. The Borrower hereby agrees to indemnify the Bank for, and hold the Bank harmless from, any and all losses, damages, claims and expenses howsoever arising (including the reasonable legal fees of external counsel to the Bank), which the Bank suffers or incurs based on or arising out of any actions taken or not taken including the making of Advances or payments as a result of any Electronic Request, except to the extent that such liability is the result of the Bank not acting in accordance with the instructions received in the Electronic Request, or willful misconduct.

(d) To the fullest extent permitted by applicable law, neither the Borrower nor the Bank shall assert, and each of the Borrower and the Bank hereby waives, any claim against each other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Facility Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any loan or letter of credit, or the use of the proceeds thereof.

(e) The agreements in this Section 11.05 (Payment of Expenses; Indemnification; Waiver of Consequential Damages, Etc.) shall survive repayment of the Advances and the termination of this Agreement. This Section 11.05 (Payment of Expenses; Indemnification; Waiver of Consequential Damages, Etc.) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 11.06 Assignments.

(a) This Agreement shall be binding upon and shall inure to the benefit of the Borrower and the Bank and their respective successors and assigns; provided, however, that the Borrower may not assign any of its rights and obligations under this Agreement or the Note (if any) without the prior written consent of the Bank. The Bank shall from time to time, upon ten (10) days’ prior written notice to the Borrower, be permitted to transfer, negotiate, assign or sell assignments in all or a portion of its rights and obligations hereunder (any of the foregoing, a “Transfer”) to one or more other financial institutions (“Transferees”); provided, that unless (x) an Event of Default exists, or (y) the Transferee is an Affiliate of the Bank with a credit standing equal to or better than that of the Bank, any such Transfer shall require the prior written consent of the Borrower (which consent shall not be unreasonably withheld). The Bank may pledge all or a portion of its rights and obligations hereunder to any Federal Reserve Bank as collateral security. The Bank, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a register for the recordation of the names and addresses of the Bank, and the Commitments of, and principal amounts (and stated interest) of the Advances owing to, the Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower and the Bank shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Bank, at any reasonable time and from time to time upon reasonable prior notice.

(b) Upon the Transfer of the rights and obligations of the Bank, the Transferee shall become a party to each of the Facility Documents, with all the rights and obligations of the Bank hereunder and thereunder, and the Bank shall be released from its obligations under this Agreement and each other Facility Document with respect to the interest so transferred (and, in the case of an assignment of all or the remaining portion of the Bank’s rights and obligations, the Bank shall cease to be a party hereto and thereto).

(c) The Bank may at any time, with the prior written consent of the Borrower, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural Person) (each, a “Participant”) in all or a portion of the Bank’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Advances owing to it); provided that (i) the Bank’s obligations under this Agreement shall remain unchanged, (ii) the Bank shall remain solely responsible to the Borrower for the performance of such obligations, and (iii) the Borrower shall continue to deal solely and directly with the Bank in connection with the Bank’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.02 (Increased Costs) and 4.03 (Taxes) (subject to the requirements and limitations therein, including the requirements under Section 4.03(e) (Taxes) (it being understood that the documentation required under Section 4.03(e) (Taxes) shall be delivered to the participating Bank)) to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant shall not be entitled to receive any greater payment under Sections 4.02 (Increased Costs) or 4.03 (Taxes), with respect to any participation, than its participating Bank would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a change in law that occurs after the Participant acquired the applicable participation. Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Indebtedness under the Facility Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Indebtedness) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(d) The Borrower authorizes the Bank to disclose, subject to obtaining agreement to confidentiality requirements substantially the same as those set forth in Section 11.12 (Treatment of Certain Information; Confidentiality), to any Transferee or Participant and any prospective Transferee or Participant any and all financial information in the Bank’s possession concerning the Borrower and its Subsidiaries which has been delivered to the Bank by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to the Bank by or on behalf of the Borrower in connection with the Bank’s credit evaluation of the Borrower and its Subsidiaries prior to becoming a party to this Agreement.

Section 11.07 Counterparts.

This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by other electronic transmission (for example, in “.pdf” or “tif” format) shall be effective for all purposes as delivery of an original, manually executed counterpart of this Agreement.

Section 11.08 Severability.

Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 11.09 Governing Law.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

Section 11.10 Submission to Jurisdiction; Waivers; Service of Process.

(a) Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the other parties, or any of its Related Parties in any way relating to this Agreement or any other Facility Document or the Transactions, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Governmental Rules, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Facility Document shall affect any right that the Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Facility Document against the Borrower or its properties in the courts of any jurisdiction.

(b) Waiver of Venue. Each party hereto irrevocably and unconditionally waives, to the fullest extent permitted by applicable Governmental Rules, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Facility Document in any court referred to in paragraph (a) of this Section 11.10 (Submission to Jurisdiction; Waivers; Service of Process). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Governmental Rules, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c) Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 11.02 (Notices). The Borrower hereby irrevocably and unconditionally (i) agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon the Investment Manager on behalf of the Borrower at c/o Blackstone Alternative Asset Management L.P. 345 Park Avenue, [***], New York, New York 10154, [***] or any Person having and maintaining a place of business in the State of New York whom the Borrower may from time to time hereafter designate, and agrees that the failure of the Investment Manager to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further (i) consents to the service of process in any suit, action or proceeding by mailing a copy thereof by the Bank by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its notice address referred to in Section 11.02 (Notices) or at another address of which the other shall have been notified pursuant thereto; and (ii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

(d) Waiver of Jury Trial.

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FACILITY DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 11.11 Integration; Effectiveness.

This Agreement and the other Facility Documents, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 6.01 (Conditions Precedent to Closing), this Agreement shall become effective when it shall have been executed by the Bank and when the Bank shall have received counterparts hereof executed by the Borrower.

Section 11.12 Treatment of Certain Information; Confidentiality.

The Bank agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to Affiliates and Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over the Bank or its Related Parties (including any self-regulatory authority); (c) to the extent required by any Governmental Rule or by any subpoena or similar legal process; (d) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (e) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and their obligations, this Agreement or payments hereunder; (f) with the consent of the other party; or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available on a non-confidential basis from a source other than the other party.

For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Bank on a non-confidential basis prior to disclosure by the Borrower, and all information regarding this Agreement and the other Facility Documents, including all drafts and negotiations thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has treated the Information with at least the same degree of care that the Bank uses to protect its Information or with the degree of care that would be taken by a reasonable person in the position of the Bank; whichever is greater.

Section 11.13 Judgment Currency.

This is an international loan transaction in which the specification of Dollars and payment in New York is of the essence, and the obligations of the Borrower under this Agreement to make payments in a specified currency (the “Contractual Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Contractual Currency, except to the extent that such tender or recovery results in the effective receipt by the Recipient to which payment is owed (the “Recipient”), acting in good faith and using commercially reasonable procedures in converting the currency so tendered into the Contractual

Currency, of the full amount in the Contractual Currency of the amounts payable to such Recipient under this Agreement. If, for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Contractual Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Contractual Currency, the conversion shall be made, at the rate of exchange at which, in accordance with normal banking procedures, the Recipient could purchase such Contractual Currency at the principal office of the Recipient in New York, New York, United States of America with the Judgment Currency on the Business Day next preceding the day on which such judgment becomes effective. The obligation of the Borrower in respect of any such sum due from it to the Recipient hereunder or under any other Facility Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that, on the Business Day following receipt by the Recipient of any sum adjudged to be due hereunder in the Judgment Currency the Recipient may, in accordance with normal banking procedures, purchase and transfer the Contractual Currency to New York, New York, United States of America with the amount of the Judgment Currency so adjudged to be due, and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Recipient against, and to pay the Recipient, on demand, in the Contractual Currency, the amount (if any) by which the sum originally due to the Recipient in the Contractual Currency hereunder exceeds the amount of the Contractual Currency so purchased and transferred.

Section 11.14 USA Patriot Act Notice.

The Bank hereby notifies the Borrower that, pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information (and, if applicable, to provide such information to an assignee) that identifies the Borrower, or its shareholders, directors and/or officers, which may include the name and address of the Borrower, the organizational documents of the Borrower and other information that will allow the Bank to comply with its obligations under the PATRIOT Act. The Borrower agrees to cooperate with the Bank and provide true, accurate and complete information to the Bank in response to any such request.

Section 11.15 Trustee Non-Recourse.

To the extent this Section 11.15 (Trustee Non-Recourse) is specified as applicable in the Borrower’s Supplemental Terms Schedule, it is expressly understood and agreed by and between the parties hereto that (i) this Agreement is executed and delivered by the Trustee not in its individual capacity but solely as trustee of the Trust under the Declarations of Trust made by the Trustee to constitute the Trust in the exercise of the power and authority conferred and vested in it as such trustee; (ii) each of the representations, undertakings and agreements made herein by the Borrower is made and intended not as personal representations, undertakings and agreements of the Trustee but is made and intended for the purpose of binding the Trustee only in its capacity as trustee of the Trust; (iii) nothing contained herein shall be construed as creating any liability on the Trustee, individually or personally, to perform any covenant of the Borrower either expressed or implied contained herein other than in its capacity as trustee of the Trust and out of and to the extent of the assets of the Trust; and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expense of the Borrower under this Agreement or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Borrower under this Agreement, or otherwise, except out of and to the extent of the assets of the Trust and not out of the personal assets of the Trustee.

Section 11.16 Restatement Acknowledgement.

On the Restatement Effective Date, the Original Agreement shall be amended, restated and superseded in its entirety. The parties hereto acknowledge and agree that (i) this Agreement and other Facility Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment or reborrowing, or termination of the obligations under the Original Agreement as in effect prior to the Restatement Effective Date and (ii) such obligations are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement. The Borrower hereby reaffirms its respective duties and obligations under each Facility Document to which the Borrower is a party (such reaffirmations are solely for the convenience of the parties hereto and are not required by the terms of the Original Agreement). Each reference to this Agreement in any Facility Document shall be deemed to be a reference to this Agreement as amended and restated hereby.

[SPACE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BXHF AGGREGATOR (CYM) L.P., as Borrower

By: Blackstone Alternative Asset Management Associates LLC, its general partner

By:	/s/ Akin Akinrinade
Name: Akin Akinrinade
Title: Authorized Signatory

[SIGNATURE PAGE TO THE CREDIT FACILITY AGREEMENT – BXHF AGGREGATOR (CYM) L.P.]

MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED as Bank

By:	/s/ Kevin Henry
Name: Kevin Henry
Title: Executive Director

By:	/s/ Daniel Allard
Name: Daniel Allard
Title: Authorized Signatory

[SIGNATURE PAGE TO THE CREDIT FACILITY AGREEMENT – BXHF AGGREGATOR (CYM) L.P.]

Borrower’s Supplemental Terms Schedule

BXHF Aggregator (CYM) L.P.

DEFINITIONS:

“Acceptable Coverage Level” means the product of (i) 3.33 multiplied by (ii) the Accrued Loan Amount plus the FX Risk Equivalent Amount (if applicable).

“Additional Certified Documents” means not applicable.

“Additional Closing Requirements” means none.

“Additional Reporting Requirements” means not applicable.

“Additional Security Requirements” means the executed Control Agreement.

“Administration Agreement” means that certain Amended and Restated Administration Agreement, dated April 1, 2015, between the Administrator and each fund party thereto, as amended from time to time, including as amended through the Supplemental Signature Page dated July 30, 2026 pursuant to which the Borrower joined such agreement as an “Additional Fund.”

“Administrator” means Citco Fund Services (Cayman Islands) Limited, or its designee or nominee, acting in its capacity as administrator of the Borrower.

“Applicable Spread” means 1.50% per annum.

“Auditor” means Deloitte & Touche LLP, or such other independent certified public accountants of internationally recognized standing approved by the Bank, which approval shall not be unreasonably withheld.

“Borrower” means BXHF Aggregator (CYM) L.P., an exempted limited partnership formed and registered in and under the laws of the Cayman Islands, whose registered office is at Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, acting through its general partner, Blackstone Alternative Asset Management Associates LLC.

“Cayman Law Security Agreement” means not applicable. “Closing Date” means July 30, 2026.

“Collateral” means, collectively, all of the property pledged by the Borrower to the Bank as described in the Agreement and in the Cayman Law Security Agreement.

“Commitment Fee Period End Date” means the last Business Day of each calendar quarter, from the Closing Date to and including the Final Maturity Date.

“Commitment Fee Rate” means 0.50% per annum.

“Control Agreement” means the account control agreement dated as of July 30, 2026 between the Borrower, the Custodian and the Bank.

“Custodian” means Citco Bank Canada, or its designee or nominee, acting in its capacity as custodian of the Borrower.

“Custody Agreement” means the certain Custodial Services Agreement dated November 23, 2010 among the Custodian and the other parties thereto, as the same may be amended, supplemented or otherwise modified from time to time, including the Deed of Adherence dated May 11, 2026, pursuant to which the Borrower joined the Custody Agreement.

“Declaration of Trust” means not applicable.

“Default Threshold Amount” means the lesser of $25,000,000 and 3% of the Borrower’s Net Asset Value.

“Deposit Collateral Account” means those certain deposit accounts with numbers and titles as set forth on Schedule IV hereto, in each case as established and maintained by the Custodian and all funds from time to time held or credited to such accounts (or any successor accounts).

“Excluded Accounts” means the securities accounts and deposit accounts of the Borrower designated as Excluded Accounts on Schedule IV hereto, as such schedule of Excluded Accounts may be updated from time to time by, among other things, delivery of (i) written notice from the Borrower to the Bank and (ii) the Bank’s written consent thereto, which consent shall (a) be granted if such account will be pledged as collateral to secure Derivative Obligations of the Borrower under Third Party FX Contracts, and (b) not be unreasonably withheld in respect of money market accounts and other accounts.

“Excluded Property” means Excluded Accounts and all Financial Assets held therein or credited thereto, all Securities Entitlements in respect thereof, all amounts on deposit therein and all other assets.

“Facility Documents” means, collectively, this Agreement, any Note, the Security Documents, any FX Contract, the Administration Agreement and each other agreement or instrument executed or delivered in connection herewith or therewith.

“Filing Office” means the District of Columbia Recorder of Deeds.

“Haircut(s)” means for any Eligible Secured Asset, the adjustments to the Eligible Collateral Value made by the Bank in accordance with Schedule III (Haircuts) hereto.

“Interest Period End Date” means the last Business Day of each calendar quarter, from the Closing Date to and including the Final Maturity Date.

“Investment Management Agreement” means the Investment Management Agreement, dated July 29, 2026, by and between the Borrower and the Investment Manager, as may be amended in accordance with the terms of this Agreement.

Borrower’s Supplemental Terms Schedule -2

“Investment Manager” means Blackstone Alternative Asset Management L.P., a Delaware limited partnership.

“Investment Policy” means the investment policy of the Borrower as set out more fully in the Offering Memorandum, the Formation Documents and the Investment Management Agreement (as applicable).

“Key Person” means not applicable. “Leverage Limitation” means not applicable.

“Local Court” means the Court of the Grand Court of the Cayman Islands.

“Local Law Requirements” means, if applicable, the annotation of the security interest granted pursuant to the Security Documents, in the register of mortgages and charges of the Borrower.

“Maximum Commitment Amount” means twenty million dollars ($20,000,000), subject to any commitment allocation agreement entered into by the Borrower, Investment Manager and Bank.

“Minimum Number of Investment Funds” means five (5) investment funds, each such investment having a value not less than 1% of the Eligible Collateral Value.

“MUFG Account” means the account with the following wiring instructions:

Intermediary Bank:	MUFG Bank Ltd., New York
[***]
Beneficiary Bank:	MUFG Alternative Fund Services (Cayman) Limited
DDA:	[***]
Federal ABA No.:	N/A
Beneficiary Name:	BXHF Aggregator (CYM) L.P.
Beneficiary Account No.:	[***]
Reference:	Purpose of wire

“NAV Decline Percentages” means, as of the last day of any calendar month, a decline in Net Asset Value of a Person (excluding as a result of subscriptions, redemptions, withdrawals, distributions or dividends) of, (i) 20% (twenty percent) over any calendar month, or (ii) 30% (thirty percent) over any three (3) calendar months or (iii) 40% (forty percent) over any twelve (12) calendar months.

“NAV Floor” means 50% (fifty percent) of the aggregate Net Asset Value of the Borrower as of the end of the immediately preceding calendar year.

“Offering Memorandum” means not applicable.

Borrower’s Supplemental Terms Schedule -3

“Secured Obligations” means, collectively all of the obligations of the Borrower now or hereafter existing or hereafter arising under the Agreement and the Facility Documents (including, without limitation, the obligations of the Borrower to pay principal, interest and all other charges, fees, expenses, commissions, reimbursements, premiums, indemnities and other payments related to or in respect of the obligations of the Borrower contained in the Facility Documents.

“Securities Collateral Account” means those certain security accounts with numbers and titles as set forth on Schedule IV hereto, in each case as established and maintained by the Custodian and all Secured Assets from time to time held in or standing to the credit of such accounts (or any successor accounts).

“Security Documents” means the Agreement, the Cayman Law Security Agreement and all other similar or related security documents hereafter delivered to the Bank granting, continuing or perfecting a Lien on any asset or assets of any Person to secure the Secured Obligations of the Borrower hereunder, under the Note (if any) and/or under any other Facility Documents or to secure any guarantee of any such Secured Obligations by the Borrower or any other Person.

“Shortfall Cure Period” means 180 days. “Trust” means not applicable.

“Trustee” means not applicable.

FX APPLICABILITY

FX is not applicable.

SECTION 11.15 (TRUSTEE NON-RECOURSE) APPLICABILITY

Section 11.15 (Trustee Non-Recourse) is not applicable.

ADDITIONAL AMENDMENTS TO THE AGREEMENT

None.

Borrower’s Supplemental Terms Schedule -4

NOTICES (SECTION 11.02 OF THE CREDIT AGREEMENT):

BXHF Aggregator (CYM) L.P.

c/o Blackstone Alternative Asset Management L.P.

345 Park Avenue, [***]

New York, New York 10154

[***]

[***]

Borrower’s Supplemental Terms Schedule -5

SCHEDULE I TO THE BORROWER’S SUPPLEMENTAL TERMS SCHEDULE

[RESERVED]

Schedule I-1

SCHEDULE II TO THE BORROWER’S SUPPLEMENTAL TERMS

SCHEDULE

[RESERVED]

Schedule II-1

SCHEDULE III TO THE BORROWER’S SUPPLEMENTAL TERMS

SCHEDULE

HAIRCUTS

When calculating the haircuts set forth herein, the Bank shall look through affiliated holding companies of the Borrower to the actual third-party investments with respect to which the Borrower is the indirect beneficial owner.

1.	STRATEGY CONCENTRATION HAIRCUT

1.1	For each Eligible Secured Asset:

(a)

the product of (A) its Market Value (less all previously applied Haircuts) and (B) the Excess Strategy Percentage (if any) for the Strategy into which such Eligible Secured Asset is classified by the Bank; and

(b)	otherwise, zero.

1.2

“Excess Strategy Percentage” means, for each Eligible Secured Asset, the excess (if any) of the Strategy Percentage for the Strategy into which such Eligible Secured Asset is classified over the Strategy Concentration Limit (as defined in the “Strategy Concentration Table” below), as determined by the Bank.

1.3

“Market Value” means, for each Eligible Secured Asset on any date of determination, the fair market value of such Eligible Secured Asset calculated by multiplying (i) the number of shares, partnership interests or equivalent thereof held by (ii) the most recent Net Asset Value as determined by the Bank acting in a commercially reasonable manner.

1.4	“Strategy” means each strategy set out in the Strategy Concentration Table below.

1.5

“Strategy Percentage” means, for each Strategy, as outlined in the Strategy Concentration Table set out below, the percentage of the Eligible Collateral Value attributable to such Strategy, as determined by the Bank.

Schedule III-1

1.6	STRATEGY CONCENTRATION TABLE

STRATEGY	STRATEGY CONCENTRATION LIMIT
Equity Hedge	60%
Event Driven	40%
Macro	60%
Relative Value	60%

2.	LIMITED LIQUIDITY HAIRCUT

2.1	For each Eligible Secured Asset:

(a)

the product of (A) its Market Value (less all previously applied Haircuts) and (B) the Excess Liquidity Percentage (if any) for the liquidity term into which such Eligible Secured Asset is classified by the Bank; and

(b)	otherwise, zero.

2.2

“Excess Liquidity Percentage” means, for each Eligible Secured Asset, the excess (if any) of the Limited Liquidity Percentage for the Liquidity Term into which such Eligible Secured Asset is classified over the Liquidity Concentration Limit (as defined in the Limited Liquidity Table below), as determined by the Bank.

2.3

“Limited Liquidity Percentage” means for each Liquidity Term, as outlined in the Limited Liquidity Table set out below, the percentage of the Eligible Collateral Value attributable to such Liquidity Term, as determined by the Bank.

2.4

“Liquidity Term” means the maximum number of days that would be required to redeem an interest in an investment fund and includes any notice period, redemption period and lock-up period. For example, a quarterly liquidity fund with no lock-up that requires 95 days’ notice prior to the quarterly redemption date, the Liquidity Terms will be 185 days, as an investor is deemed to give notice at the most inconvenient date.

2.5	Limited Liquidity Table

LIQUIDITY TERM	LIQUIDITY CONCENTRATION LIMIT
366 days or more	20%

3.	LIQUIDITY REQUIREMENTS HAIRCUT

3.1	For each Eligible Secured Asset:

Schedule III-2

(a)

the product of (A) its Market Value (less all previously applied Haircuts) and (B) the Deficit Liquidity Percentage (if any) for the Liquidity Terms into which such Eligible Secured Asset is classified as less liquid than by the Bank; and

(b)	otherwise, zero.

3.2

“Deficit Liquidity Percentage” means for each Eligible Secured Asset, the deficit (if any) of the Liquidity Requirement Percentage for the Liquidity Term into which such Eligible Secured Asset is classified under the Liquidity Concentration Minimum Requirement (as defined in the “Liquidity Requirements Table” set out below), as determined by the Bank.

3.3	“Liquidity Requirement Percentage” means, for each Eligible Secured Asset, the percentage of the Eligible Collateral Value attributable to such Liquidity Term, as determined by the Bank.

3.4	Liquidity Requirements Table

LIQUIDITY TERM	LIQUIDITY CONCENTRATION MINIMUM REQUIREMENT
120 days or less	15%
180 days or less	50%
365 days or less	75%

4.	SINGLE FUND CONCENTRATION HAIRCUT

4.1	For each Eligible Secured Asset:

(a)	the product of (A) its Market Value (less all previously applied Haircuts) and (B) the Excess Single Fund Percentage (if any) for the applicable Eligible Secured Asset; and

(b)	otherwise, zero.

4.2	“Excess Single Fund Percentage” means for each Eligible Secured Asset, the excess (if any) of the Single Fund Percentage for the applicable Investment over 10 percent, as determined by the Bank.

4.3	“Single Fund Percentage” means, for each Eligible Secured Asset, the percentage of the Eligible Collateral Value attributable to a single Investment, as determined by the Bank.

Schedule III-3

5.	TOP 10 LARGEST FUND POSITIONS CONCENTRATION HAIRCUT

5.1	For the top 10 Eligible Secured Assets:

(a)	the product of (A) their Market Value (less all previously applied Haircuts) and (B) the Excess Top 10 Fund Positions Percentage (if any); and

(b)	otherwise, zero.

5.2

“Excess Top 10 Fund Positions Percentage” means for the top 10 largest Eligible Secured Assets, the excess (if any) of the Top 10 Fund Positions Percentage for the applicable Eligible Secured Assets over 75 percent, as determined by the Bank.

5.3	“Top 10 Fund Positions Percentage” means the percentage of the Eligible Collateral Value attributable to the top 10 largest Eligible Secured Assets, as determined by the Bank.

6.	MANAGER CONCENTRATION HAIRCUT

6.1	For each Eligible Secured Asset:

(a)	the product of (A) its Market Value (less all previously applied Haircuts) and (B) the Excess Manager Percentage (if any) for the investment manager of the applicable Eligible Secured Asset; and

(b)	otherwise, zero.

6.2

“Excess Manager Percentage” means, for each Eligible Secured Asset, the excess (if any) of the Manager Percentage for the investment manager of such Eligible Secured Asset over 20 percent, as determined by the Bank.

6.3

“Manager Percentage” means, for each investment manager that manages an Eligible Secured Asset, the percentage of the Eligible Collateral Value attributable to Eligible Secured Assets managed by such investment manager and its affiliates, as determined by the Bank.

7.	ONGOING ELIGIBLE NET ASSET VALUE DETERMINATIONS

7.1	All calculations regarding the Net Asset Value of Eligible Secured Assets shall be determined on an ongoing basis during the life of the Commitment by the Bank.

8.	ORDER OF APPLICATION OF HAIRCUTS

The	Haircuts will be applied in the following order:

1.	Strategy Concentration Haircut

Schedule III-4

2.	Limited Liquidity Haircut

3.	Liquidity Requirements Haircut

4.	Liquidity Concentration Haircut Two Liquidity Requirements Haircut

(a)	120 Days or Less Liquidity Concentration Minimum Requirement

(b)	180 Days or Less Liquidity Concentration Minimum Requirement

(c)	365 Days or Less Liquidity Concentration Minimum Requirement

5.	Single Fund Concentration Haircut

6.	Top 10 Largest Fund Positions Concentration Haircut

7.	Manager Concentration Haircut

Schedule III-5

SCHEDULE IV TO THE BORROWER’S SUPPLEMENTAL TERMS

SCHEDULE

Deposit Accounts

Account Name: BXHF Aggregator (CYM) L.P.

Account Number: [***]

Securities Accounts

Account Name: BXHF Aggregator (CYM) L.P.

Account Number: [***]

Excluded Accounts

None

Schedule IV-1

SCHEDULE V TO THE BORROWER’S SUPPLEMENTAL TERMS SCHEDULE

Subsidiaries: None

Schedule V-1

EXHIBIT A TO THE AGREEMENT

FORM OF PROMISSORY NOTE

Maximum Commitment Amount, as may be increased or reduced pursuant to the Credit Agreement (as defined below)

New York, New York, [DATE]

[Name of Borrower] (the “Borrower”), promises to pay to MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED (the “Bank”) the

Advances made by the Bank and accrued interest thereon, in immediately available funds at the designated office of the Bank, in the amounts and on the dates set forth in the Credit Facility Agreement (as defined below). The accrued interest shall be payable together with the principal of the Advances at such times and on such terms as provided in this Note and the Credit Facility Agreement.

The Bank shall, and is hereby authorized to, record the date and amount of each Advance and the date and amount of each principal repayment hereunder on the Schedule of Advances and Principal Repayments annexed hereto and any such recordation shall constitute prima facie evidence of the accuracy of the amount so recorded; provided that the failure of the Bank to make such recordation (or any error in such recordation) shall not affect the obligations of the Borrower hereunder or under the Credit Facility Agreement.

This Note is a promissory note (a “Note”) issued pursuant to, and is entitled to the benefits of, the Seventh Amended and Restated Credit Facility Agreement, dated as of July 30, 2026 (as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time, the “Credit Facility Agreement”; capitalized terms used but not defined herein shall have the respective meanings given thereto in the Credit Facility Agreement) by and among the Borrower and the Bank, to which reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

Exhibit A-1

[Name of Borrower]

By:
Name:
Title:

Exhibit A-2

ANNEX

Schedule of Advances and Principal Repayments

Date of Advance or Repayment	Amount

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

USD______________________

Exhibit A-3

EXHIBIT B TO THE AGREEMENT

Form of Drawdown Request

[Date]

MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED)

205 Elgin Avenue

Pavilion East, Cricket Square, 4th Floor

P.O. Box 852

George Town, Grand Cayman

KY1-1103 Cayman Islands

Attention: Credit Department

Telephone: [***]

E-mail address: [***]

The undersigned refers to the Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2026 (the “Credit Facility Agreement”, capitalized terms used herein, but not defined herein, are used herein as defined in the Credit Facility Agreement), by and between [Name of Borrower] (the “Borrower”) and MUFG ALTERNATIVE FUND SERVICES (CAYMAN) LIMITED.

1. The undersigned hereby gives you an irrevocable notice pursuant to Section 2.02(a) (Borrowings) of the Credit Facility Agreement that the undersigned hereby requests an Advance under the Credit Facility Agreement, and in that connection sets forth below the information relating to such Advance (the “Proposed Advance”) as required by Section 2.02(a) (Borrowings) of the Credit Facility Agreement:

a)	The Drawdown Date for the Proposed Advance is ______________ [insert a date one (1) U.S. Government Securities Business Day after the date of the Drawdown Request].

b)	The amount of the Proposed Advance is $______________ .

c)	The proceeds of the Advance shall be used in compliance with the terms of the Credit Facility Agreement.

d)	The account at [the Custodian] [the Bank or at a Bank’s Affiliate] to which the proceeds of the Proposed Advance are to be credited is: ________________:

Account Number:

Reference:

2. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the proposed Drawdown Date:

Exhibit B-1

a) each of the representations and warranties contained in Article VII of the Credit Facility Agreement or in any certificate furnished at any time by or on behalf of the Borrower pursuant to the Credit Facility Agreement or any other Facility Document are true and correct in all material respects on and as of the proposed Drawdown Date, before and after giving effect to the Proposed Advance and to the application of the proceeds therefrom, as though made on and as of such date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties were true and correct on and as of such earlier date); provided that such materiality qualifier shall not be applicable to any representations or warranties that are already qualified or modified by materiality in the text thereof;

b) no event has occurred and is continuing, or would result from the Proposed Advance or from the application of the proceeds therefrom, which constitutes a Default or an Event of Default; and

c) all conditions precedent set forth in [Section 6.01 (Conditions Precedent to Closing) and] 1 Section 6.02 (Conditions Precedent to Each Advance) of the Credit Facility Agreement, have been satisfied or will be satisfied on the proposed Drawdown Date.

[•]

By:
Name:
Title:

[1]	To be included solely in the initial Drawdown Request on the Closing Date.

Exhibit B-2

EXHIBIT C TO THE AGREEMENT

FORM OF BORROWER JOINDER AGREEMENT

This Borrower Joinder Agreement (the “Agreement”), is entered into as of [●], 20[●] among MUFG Alternative Fund Services (Cayman) Limited and the party executing this Agreement whose name appears below (the “New Borrower”).

WHEREAS, the Bank and the other parties thereto entered into that certain Seventh Amended and Restated Credit Facility Agreement dated as of July 30, 2026 (as modified, supplemented, amended, restated (including any amendment and restatement thereof), extended, renewed, refinanced or replaced from time to time, the “Credit Facility Agreement”) terms used but not defined herein shall have the meanings provided in the Credit Facility Agreement, as supplemented by the Borrower’s Supplemental Terms Schedule referenced in Section 3 below;

WHEREAS, pursuant to Section 2.04 (Additional Borrower) of the Credit Facility Agreement, new parties may be added as Borrowers (as defined in the Credit Facility Agreement), subject to the terms and conditions set forth in the Credit Facility Agreement (including, but not limited to, the execution of this Agreement);

WHEREAS, the New Borrower desires to become a party to the Credit Facility Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties agree as follows:

1.	The New Borrower hereby represents and warrants as follows:

(a) each of the representations and warranties set forth in the Facility Documents are true and correct with respect to the New Borrower on and as of the date hereof; and

(b) each of the conditions set forth in Section 6.01 (Conditions Precedent to Closing) of the Credit Facility Agreement has been fulfilled by the New Borrower.

2.

The New Borrower hereby agrees to be bound by all the terms of the Credit Facility Agreement and each other Facility Document (in each case, as modified or supplemented by its Borrower’s Supplemental Terms Schedule attached hereto) as if it were an original signatory thereto, and shall be deemed a party to each Facility Document (as so modified or supplemented), in each case as a Borrower. All references in the Facility Documents to a Borrower shall include the New Borrower.

Exhibit C 1

3.	Attached hereto as Annex I is the Borrower’s Supplemental Terms Schedule of the New Borrower.

4.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective participants, successors, assigns or transferees permitted by the Credit Facility Agreement.

5.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES.

6.

This Agreement may be executed by the parties to this Agreement on any number of separate counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original but all of which when taken together shall constitute one and the same contract. Delivery of an executed counterpart of a signature page of this Agreement by other electronic transmission (for example, in “.pdf” or “tif” format) shall be effective for all purposes as delivery of an original, manually executed counterpart of this Agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE(S) FOLLOW(S).

Exhibit C 2

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed as of the day and year first written above.

MUFG ALTERNATIVE FUND
SERVICES (CAYMAN)
LIMITED, as Bank

By:
Name:
Title:

By:
Name:
Title:

Exhibit C 3

[•], as the New Borrower

By:
Name:
Title:

Exhibit C 4

ANNEX I TO BORROWER JOINDER AGREEMENT

Borrower’s Supplemental Terms Schedule

[Name of New Borrower]

[See Attached]